================================================================================

                                                                   Exhibit 10.14


                      AMENDED AND RESTATED CREDIT AGREEMENT


                                      among



                                    GALYAN'S
                          SPORTS AND OUTDOOR ADVENTURE



                         GALYAN'S TRADING COMPANY, INC.,
                                  as Borrower,

                            the lenders party hereto,



                           [GRAPHIC OMITTED] JPMorgan


                               JPMORGAN CHASE BANK
                       (formerly The Chase Manhattan Bank)
                 as the administrative agent, collateral agent,
                  co-lead arranger and exclusive book manager,

                    CONGRESS FINANCIAL CORPORATION (CENTRAL),
                               as co-lead arranger

                     NATIONAL CITY COMMERCIAL FINANCE, INC.,
                          FOOTHILL CAPITAL CORPORATION
                           as co-documentation agents,

                    CONGRESS FINANCIAL CORPORATION (Central),
                           FLEET RETAIL FINANCE INC.,
                            as co-syndication agents,
                                       and
                             BANK OF AMERICA, N.A.,
                      THE CIT GROUP/BUSINESS CREDIT, INC.,
                            LASALLE BUSINESS CREDIT,
                                  as co-agents


                                  25 April 2003

================================================================================

                                TABLE OF CONTENTS


ARTICLE I.    DEFINITIONS......................................................1

     Section 1.01.    Defined Terms............................................1
     Section 1.02.    Classification of Loans and Borrowings..................23
     Section 1.03.    Terms Generally.........................................23
     Section 1.04.    Accounting Terms; GAAP..................................23

ARTICLE II.   THE CREDITS.....................................................23

     Section 2.01.    Commitments.............................................23
     Section 2.02.    Loans and Borrowings....................................23
     Section 2.03.    Requests for Borrowings.................................24
     Section 2.04.    Swingline Loans.........................................25
     Section 2.05.    Letters of Credit.......................................27
     Section 2.06.    Funding of Borrowings...................................31
     Section 2.07.    Interest Elections......................................32
     Section 2.08.    Termination, Reduction and Increase of Commitments......33
     Section 2.09.    Repayment of Loans; Evidence of Debt....................35
     Section 2.10.    Prepayment of Loans.....................................35
     Section 2.11.    Fees....................................................37
     Section 2.12.    Interest................................................38
     Section 2.13.    Alternate Rate of Interest..............................38
     Section 2.14.    Increased Costs.........................................39
     Section 2.15.    Break Funding Payments..................................40
     Section 2.16.    Taxes...................................................40
     Section 2.17.    Payments Generally; Pro Rata Treatment; Sharing of
                      Set-offs; Distribution of Proceeds of Collateral........41
     Section 2.18.    Mitigation Obligations; Replacement of Lenders..........44

ARTICLE III.  REPRESENTATIONS AND WARRANTIES..................................44

     Section 3.01.    Organization; Powers....................................44
     Section 3.02.    Authorization; Enforceability...........................44
     Section 3.03.    Governmental Approvals; No Conflicts....................45
     Section 3.04.    Financial Condition; No Material Adverse Change.........45
     Section 3.05.    Properties..............................................46
     Section 3.06.    Litigation and Environmental Matters....................46
     Section 3.07.    Compliance with Laws and Agreements.....................46
     Section 3.08.    Investment and Holding Company Status...................46
     Section 3.09.    Taxes...................................................46
     Section 3.10.    ERISA...................................................47
     Section 3.11.    Disclosure..............................................47
     Section 3.12.    Subsidiaries............................................47
     Section 3.13.    Insurance...............................................47
     Section 3.14.    Labor Matters...........................................47
     Section 3.15.    Solvency................................................48
     Section 3.16.    Security Documents......................................48
     Section 3.17.    Margin Securities.......................................48

ARTICLE IV.   CONDITIONS......................................................49

     Section 4.01.    Effective Date..........................................49
     Section 4.02.    Each Credit Event.......................................50
     Section 4.03.    Effective Date Advances and Adjustments.................51

ARTICLE V.    AFFIRMATIVE COVENANTS...........................................51

     Section 5.01.    Financial Statements and Other Information..............51
     Section 5.02.    Notices of Material Events..............................53
     Section 5.03.    Information Regarding Collateral........................53
     Section 5.04.    Existence; Conduct of Business..........................54
     Section 5.05.    Payment of Obligations..................................54
     Section 5.06.    Maintenance of Properties...............................54
     Section 5.07.    Insurance...............................................54
     Section 5.08.    Casualty and Condemnation...............................55
     Section 5.09.    Books and Records; Inspection and Audit Rights..........55
     Section 5.10.    Compliance with Laws....................................56
     Section 5.11.    Use of Proceeds and Letters of Credit...................56
     Section 5.12.    Additional Subsidiaries.................................56
     Section 5.13.    Further Assurances......................................57
     Section 5.14.    Leaseholds and other Contractual Obligations............57
     Section 5.15.    Mortgaged Property......................................57

ARTICLE VI.   NEGATIVE COVENANTS..............................................59

     Section 6.01.    Indebtedness; Certain Equity Securities.................59
     Section 6.02.    Liens...................................................60
     Section 6.03.    Fundamental Changes.....................................61
     Section 6.04.    Investments, Loans, Advances, Guarantees and
                      Acquisitions............................................61
     Section 6.05.    Asset Sales.............................................63
     Section 6.06.    Hedging Agreements......................................63
     Section 6.07.    Restricted Payments; Certain Payments of Indebtedness...64
     Section 6.08.    Transactions with Affiliates............................64
     Section 6.09.    Restrictive Agreements..................................65
     Section 6.10.    Amendment of Material Documents.........................65
     Section 6.11.    Sale and Lease-Back Transactions........................65
     Section 6.12.    Consolidated EBITDA.....................................65
     Section 6.13.    Minimum Availability....................................66
     Section 6.14.    Change in Fiscal Year...................................66

ARTICLE VII.  EVENTS OF DEFAULT...............................................66

     Section 7.01.    Events of Default and Remedies..........................66
     Section 7.02.    Performance by the Agent................................68
     Section 7.03.    Continuance of Default..................................69

ARTICLE VIII. THE ADMINISTRATIVE AGENT........................................69


ARTICLE IX.   MISCELLANEOUS...................................................72

     Section 9.01.    Notices.................................................72
     Section 9.02.    Waivers; Amendments; Permitted Release of Liens.........73
     Section 9.03.    Expenses; Indemnity; Damage Waiver......................74
     Section 9.04.    Successors and Assigns..................................75
     Section 9.05.    Survival................................................78
     Section 9.06.    Counterparts; Integration; Effectiveness; Amendment
                      and Restatement.........................................78
     Section 9.07.    Severability............................................79
     Section 9.08.    Right of Setoff.........................................79
     Section 9.09.    Governing Law; Jurisdiction; Consent to Service of
                      Process.................................................79
     Section 9.10.    WAIVER OF JURY TRIAL....................................80
     Section 9.11.    Headings................................................80

     Section 9.12.    Confidentiality.........................................80
     Section 9.13.    Interest Rate Limitation................................81
     Section 9.14.    No Fiduciary Relationship...............................81
     Section 9.15.    Construction............................................82
     Section 9.16.    Independence of Covenants...............................82

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES:
---------

Schedule 2.01     -     Commitments
Schedule 3.06     -     Disclosed Matters
Schedule 3.12     -     Subsidiaries
Schedule 3.13     -     Insurance
Schedule 5.15     -     Consent and Non-Disturbance Provisions
Schedule 6.01     -     Existing Indebtedness
Schedule 6.02     -     Existing Liens
Schedule 6.04     -     Existing Investments
Schedule 6.08     -     Affiliate Transactions
Schedule 6.09     -     Existing Restrictions


EXHIBITS:
--------

Exhibit A         -     Form of Assignment and Assumption
Exhibit B-1       -     Form of Opinion (New York Counsel of Borrower)
Exhibit B-2       -     Form of Opinion (Indiana Counsel to Borrower)
Exhibit B-3       -     Form of Opinion (Counsel to Subsidiaries)
Exhibit C         -     Form of Borrowing Base Certificate
Exhibit D         -     Form of Amended and Restated Security Agreement
Exhibit E         -     Form of Increased Supplement Agreement
Exhibit F         -     Form of First Amendment to Pledge Agreement
Exhibit G         -     Form of Trademark Security Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         This AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of April 25, 2003, is among GALYAN'S TRADING COMPANY, INC., an Indiana corporation (the "Borrower"), the LENDERS party hereto, and JPMORGAN CHASE BANK (formerly The Chase Manhattan Bank), as the administrative agent (the "Administrative Agent").

                                    RECITALS:

         A. The Borrower, the lenders party thereto, The Chase Manhattan Bank (now JPMorgan Chase Bank), as the administrative agent, entered into that certain Credit Agreement dated as of May 3, 2001, (as such agreement was amended and otherwise modified from time to time, the "Original Credit Agreement"). The Original Credit Agreement amended and restated that certain Credit Agreement dated as of August 31, 1999 among the Borrower, the lenders party thereto, and The Chase Manhattan Bank (now JPMorgan Chase Bank), as the administrative agent.

         B. Certain of the lenders party to the Original Credit Agreement have assigned all of their right, title and interest in and to the Original Credit Agreement to certain Lenders pursuant to the terms of that certain Master Assignment and Acceptance dated April 25, 2003.

         C. The parties hereto now desire to amend and restate the Original Credit Agreement to, among other things,: (i) increase the commitments of the lenders under the Original Credit Agreement; (ii) extend the maturity of the credit facility, and (iii) modify certain of the negative and financial covenants of the Original Credit Agreement as herein set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   Definitions
                                   -----------

         Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means JPMorgan Chase Bank (formerly The Chase Manhattan Bank), in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Margin" means, for any day with respect to any ABR Loan or LIBOR Loan, as the case may be, the applicable rate per annum determined pursuant to either clause (a) or clause (b) below in this definition, whichever results in the lowest rate per annum: (a) the applicable rate per annum set forth in the Table A below under the caption "ABR Margin", or "LIBOR Margin", as the case may be, opposite the Ebitda Target in Table A below which corresponds with the actual Consolidated EBITDA level as of the most recent determination date or (b) the applicable rate per annum set forth in Table B below under the caption "ABR Margin" or "LIBOR Margin", as the case may be, opposite the Availability Level in Table B below which corresponds with the actual Average Availability as of the most recent determination date. Notwithstanding the foregoing, (a) from and including the Effective Date until the first date the Applicable Margin is determined and changes as set forth below in this definition, the "Applicable Margin" shall be the applicable rate per annum set forth below in Level II of Table A and (b) if, as of any date of determination, the actual Consolidated EBITDA calculation as of such date corresponds with the EBITDA Target in Level III under Table A and the actual Average Availability calculation as of such date corresponds with the Availability Level in Table B in Level I, then for that determination date, the "Applicable Margin" shall be the applicable rate per annum set forth below in Level II of Table A.

                                              Table A

         =======================================================================================
                                                                                         ABR
             Level                 EBITDA Target                 LIBOR Margin           Margin
         =======================================================================================
           I             Equal to or greater than 110% of            1.75%              0.00%
                         EBITDA Plan
         ---------------------------------------------------------------------------------------
           II            Less than 110% of EBITDA Plan but           2.00%              0.00%
                         equal to or greater than 85% of
                         EBITDA Plan
         ---------------------------------------------------------------------------------------
           III           Less than 85% of EBITDA Plan                2.25%              0.25%
         =======================================================================================

                                              Table B

         =======================================================================================
                                                                                         ABR
             Level                 Availability Level            LIBOR Margin           Margin
         =======================================================================================
           I             Greater than or equal to $60,000,000        1.75%              0.00%
         ---------------------------------------------------------------------------------------
           II            Less than $60,000,000 but greater           2.00%              0.00%
                         than or equal to $35,000,000
         ---------------------------------------------------------------------------------------
           III           Less than $35,000,000                       2.25%              0.25%
         =======================================================================================

For purposes of the foregoing: (i) the Average Availability shall be determined as of the end of each fiscal quarter of the Borrower for the fiscal quarter then ended beginning with the fiscal quarter ended on or about October 31, 2003; (ii) Consolidated EBITDA shall be determined as of the end of each fiscal quarter of the Borrower for the four fiscal quarters then ended based upon the Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b), beginning with the fiscal quarter ended on or about October 31, 2003, (iii) as used in Table A above, the term "EBITDA Plan" shall mean, as of any date of determination of the Applicable Margin, the product of $1,620,000 multiplied by the Average Number of Stores as calculated as of the most recent fiscal quarter ended prior to the date of determination; and (iv) each change in the Applicable Margin resulting from a change in either Average Availability or Consolidated EBITDA shall be effective during the period commencing on and including the date which is the first day of the first month following the delivery to the Administrative Agent of a certificate under Section 5.01(d) (and accompanying financial statements) reflecting the calculations demonstrating such change and ending on the date immediately preceding the effective date of the next such change; provided that: (A) at any time that an Event of Default exists, the Applicable Margin shall be determined based on Level III in Table A above and
(B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) and the accompanying certificate required by Section 5.01(d) within five Business Days after the date due, then during the period from the expiration of the time for delivery thereof until such consolidated financial statements and certificate are delivered, the Applicable Margin shall be determined based on Level III in Table A above

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Availability" means, at any date of determination, the sum of the following, each calculated as of such date: (a) the lesser of: (i) the Borrowing Base or (ii) the aggregate amount of the Lenders' Commitments minus (b) the total Revolving Exposures.

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Availability Test" means, with respect to any transaction limited by compliance with the test set forth in this definition, that: (A) no Event of Default shall exist or result after giving effect to the transaction in question; (B) as of the date no sooner than 10 days prior to the consummation of the transaction in question, the Average Availability for the 30 day period ending on such date must equal or exceed $35,000,000, calculated on a pro forma basis after giving effect to the transaction in question, assuming that any payments made in connection therewith had been made on the first day of such period and, if the transaction in question is a Permitted Acquisition, including in the Borrowing Base any Eligible Credit Card Receivables and Eligible Inventory to be acquired in connection therewith if the Administrative Agent shall have completed its examination and appraisal thereof; and (C) the Administrative Agent shall have received a certificate signed by a Financial Officer of Borrower certifying to the evidence demonstrating compliance with the requirements of clause (A) and (B) preceding.

         "Average Availability" means, for any period of calculation, an amount equal to the average daily balances of the Availability for such period.

         "Average Number of Stores" means, as of any fiscal quarter end (any such fiscal quarter herein the "Test Quarter"), the average number of the Borrower's retail store locations for such period calculated by: (i) determining the number of retail store locations in operation as of each month end during the four fiscal quarter period ended immediately prior to the start of the Test Quarter; (ii) adding up the amounts determined under clause (i) of this definition; and (iii) dividing the amount determined under clause (ii) of this definition by 12.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Galyan's Trading Company, Inc., an Indiana corporation.

         "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.

         "Borrowing Base" means, as of any date of determination, the sum of the following:

                  (a) Eligible Credit Card Receivables. The product of the Advance Percent (as defined below in this definition) multiplied by the aggregate amount of all Eligible Credit Card Receivables; plus

                  (b)      Inventory.

                           (i)      Until the delivery of the first inventory
appraisal to the Administrative Agent after the Effective Date, the product of the percentage set forth in either clause (A) or (B) below which is applicable as of the date of determination multiplied by the Eligible Inventory:

                                    (A)      If the date of determination is
during the period beginning on December 16 of one year and ending on August 31 of the next year, sixty-eight percent (68%); and

                                    (B)      If the date of determination is
during the period beginning on September 1 of a year and ending on December 15 of the same year, seventy-five percent (75%);

                           (ii)     Upon the delivery of the first inventory
appraisal to the Administrative Agent after the Effective Date and at all times thereafter, the lesser of:

                                    (A)      the product of the percentage set
forth in either clause (1) or (2) below which is applicable as of the date of determination multiplied by the Eligible Inventory:

                                             (1)      If the date of
determination is during the period beginning on December 16 of one year and ending on August 31 of the next year, seventy percent (70%); and

                                             (2)      If the date of
determination is during the period beginning on September 1 of a year and ending on December 15 of the same year, seventy-seven and one-half percent (77.5%); or

                                    (B)      eighty-five percent (85%) of the
Appraised Liquidation Percentage (as defined below in this definition) multiplied by the aggregate amount of all Eligible Inventory; plus

                  (c)      Mortgaged Property. The lesser of:

                           (i)      fifty percent (50%) of the fair market value
of any Mortgaged Property (as determined by a credentialed appraiser reasonably satisfactory to the Administrative Agent and including in such market value, with respect to any leasehold estate, the appraised value of any improvements owned by a Loan Party but excluding from such market value, the appraised value attributable to the leasehold interest in the underlying land); or

                           (ii)     twenty percent (20%) of the quotient
obtained by dividing the sum of the amounts calculated in accordance with clauses (a), (b), (d) and (e) of this definition by .8; plus

                  (d) Cash Collateral. The amount, if any, of cash collateral then on deposit with the Administrative Agent that constitutes part of the Borrowing Base as provided in Section 2.05(j); plus

                  (e) Documentary Letters of Credit. An amount equal to the following for each Documentary Letter of Credit outstanding at such time which has been issued for the purpose of facilitating the purchase of Inventory by a Loan Party (but only if the Collateral Agent is in possession of the documents of title delivered thereunder or if such documents of title are issued to the Collateral Agent or have been duly negotiated to the Collateral Agent): the sum of: (A) product of (i) the Eligible Inventory advance rate then in effect under the Borrowing Base multiplied by (ii) the face amount of the Documentary Letter of Credit minus (B) an amount equal to the duty, freight and cost of transport for such goods; minus

                  (f) Other Reserves. The aggregate amount of the reserves established by the Administrative Agent in accordance with the provisions set forth immediately below in this definition and, at any time after July 25, 2003, any Reserves for Leasehold Obligations.

         The Administrative Agent or the Supermajority Lenders may, in their sole discretion, from time to time: (a) establish and revise reserves reducing the amount of Eligible Credit Card Receivables and (b) impose additional eligibility criteria to be applicable to Eligible Credit Card Receivables (any such action referred to in clause (a) or (b) a "Borrowing Base Adjustment"); provided that (i) Borrowing Base Adjustments shall be made only in the event that the Administrative Agent or the Supermajority Lenders determine (based upon objectively determinable facts or circumstances) that: (A) Credit Card Receivables or their respective value, or the security interests therein granted under the Security Agreement, are adversely affected by any events, conditions, contingencies or risks that are not already adequately reflected in the calculation of the Borrowing Base or (B) the Borrower's calculation of the Borrowing Base is inaccurate, (ii) each Borrowing Base Adjustment shall bear a reasonable relationship to the event, condition or circumstance that is the basis therefor and (iii) each Borrowing Base Adjustment shall not be effective until the first fiscal month-end computation that occurs at least 10 days after delivery of notice of such Borrowing Base Adjustment to the Borrower.

         As used in this definition, the following terms shall have the following meanings:

                  "Advance Percent" means eighty-five percent (85%) based on continuing confirmation of a Dilution Percentage of no more than five percent (5%) determined, as of any date, upon the Administrative Agent's most recent field examination or if the Dilution Percentage is more than five percent (5%) determined, as of any date, upon the Administrative Agent's most recent field examination, such other percent as the Administrative Agent may, at any time hereafter, determine is necessary to protect the Lenders' interests, such determination to be made in the Administrative Agent's reasonable sole discretion.

                  "Dilution Percentage" means the Average Dilution Percentage for the credit card receivables of the Borrower and the Subsidiary Loan Parties for the period selected by the Administrative Agent based on its most recent field examination.

                  "Average Dilution Percentage" shall be calculated by the Administrative Agent for the period by dividing the dilution of Credit Card Receivables occurring during such period by the gross credit card sales for such period and multiplying the resulting quotient by 100. For purposes of the foregoing, "dilution" means any reduction in the value of Credit Card

         Receivables caused by write-offs, discounts, credits, allowances, and/or any other non-cash offsets asserted by account debtors having the effect of reducing the value of the credit card receivable.

                  "Appraised Liquidation Percentage" means the percentage net liquidation value of inventory determined on an orderly going-out-of-business-sale basis, net of all commissions, associated costs, fees and expenses associated with such liquidation, as determined from the most recent appraisal thereof performed by a credentialed appraiser reasonably satisfactory to the Administrative Agent.

                  "Reserve for Leasehold Obligations" means, as of any date of determination and with respect to each location leased by a Loan Party on which Inventory is located that is not covered by a Lien Waiver Agreement, the sum of (a) the aggregate amount of Leasehold Obligations payable under the lease of each such location for the two months following the date of determination plus (b) any amount of Leasehold Obligations that are in arrears under such leases; provided that no "Reserve for Leasehold Obligations" shall be taken with respect to any location not covered by a Lien Waiver Agreement if the book value of the inventory located at any time thereon does not exceed $250,000 except at no time after July 25, 2003 will inventory at leased locations with a book value of more than $2,000,000 fail to either be covered by a Lien Waiver Agreement or a Reserve for Leasehold Obligations.

         The Borrowing Base at any time in effect shall be determined by reference to the Borrowing Base Certificate most recently delivered under
Section 5.01 (f), absent any error in such Borrowing Base Certificate; provided that the Administrative Agent shall have the right to at any time calculate the Borrowing Base in accordance with the terms hereof.

         "Borrowing Base Adjustment" has the meaning assigned to such term in the definition of "Borrowing Base".

         "Borrowing Base Certificate" means a certificate in the form of Exhibit C (revised to reflect any Borrowing Base Adjustments) or any other form approved by the Borrower and the Administrative Agent, together with all attachments contemplated thereby.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Dallas, Texas or the State of Indiana are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Change in Control" means at any time, the occurrence of the following three events: (a) any Person or group (within the meaning of Rule 13d-5 of the United States Securities and Exchange Act of 1934, as in effect on the Effective
Date) other than the Permitted Holders (as defined below in this definition) shall beneficially own, directly or indirectly, shares of capital stock of the Borrower representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Borrower's outstanding capital stock than any such other Person; and (c) the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Borrower. The term "Permitted Holders" means any one or more of the Fund, FS&C, G Trademark, TLI and their respective Affiliates.

         "Change in Law" means: (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means any and all "Collateral", as defined in any applicable Security Document and any and all other property in which Liens have been granted to the Collateral Agent to secure the Obligations.

         "Collateral Agent" means JPMorgan Chase Bank as the collateral agent under the terms of any Security Document, and its successors and assigns.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such Commitment may be (a) reduced from time to time pursuant to Section 2.08; (b) increased from time to time pursuant to Section 2.08(e); and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or in its Increased Commitment Supplement, as applicable. The initial aggregate amount of the Lenders' Commitments is $250,000,000.

         "Commitment Fee Rate" means, for any day with respect to the commitment fees payable hereunder, the applicable rate per annum set forth in the table below under the caption "Commitment Fee Rate" opposite the Utilization Level in the table below which corresponds with the actual Utilization Level as of the most recent determination date. Notwithstanding the foregoing, from and including the Effective Date until the first date the Commitment Fee Rate is determined and changes as set forth below in this definition, the "Commitment Fee Rate" shall be the applicable rate per annum set forth in Level II of the table below.

    ==========================================================================
      Level              Utilization Level               Commitment Fee Rate
    ==========================================================================
      I          Less than or equal to 25%                       0.50%
    --------------------------------------------------------------------------
      II         Less than 50% but greater than 25%             0.425%
    --------------------------------------------------------------------------
      III        Greater than or equal to 50%                   0.375%
    ==========================================================================

For purposes of the foregoing: (i) the Utilization Level shall be determined as of the end of each fiscal quarter of the Borrower for the fiscal quarter then ended beginning with the fiscal quarter ended on or about April 30, 2004; and (ii) each change in the Commitment Fee Rate resulting from a change in Utilization Level shall be effective during the period commencing on and including the date which is the first day of the first month following the delivery to the Administrative Agent of a certificate under
Section 5.01(d) reflecting the calculations demonstrating such change and ending on the date immediately preceding the effective date of the next such change; provided that: (A) at any time that an Event of Default exists, the Commitment Fee Rate shall be determined based on Level I in the table above and (B) at the option of the Administrative Agent or at the request of the Required Lenders, if the Borrower fails to deliver the certificate required by Section 5.01(d) within five Business Days after the date due, then during the period from the expiration of the time for delivery thereof until such certificate is delivered, the Commitment Fee Rate shall be determined based on Level I in the table above. For purposes of this definition "Utilization Level" means the quotient, expressed as a percentage, of (i) the average dollar amount of the Revolving Exposure for the fiscal quarter then ended divided by (ii) the average dollar amount of the Commitments for the fiscal quarter then ended.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period (adjusted to: (i) exclude any gains or losses realized during such period that are attributable to sales or other dispositions of any material assets outside the ordinary course of business and any other extraordinary, non-operating or non-recurring gains or losses and (ii) include, to the extent excluded from Consolidated Net Income, the proceeds of any business interruption insurance actually received (but excluding therefrom the amount of any insurance proceeds paid to compensate for the physical loss of property)), plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) Consolidated Interest Expense for such period, (b) the aggregate amount of letter of credit fees accrued during such period, (c) the aggregate amount of income tax expense for such period, (d) all depreciation and amortization expense for such period, (e) any non-cash charges for such period, (f) all fees referred to in Section 2.11 payable to the Administrative Agent and the Lenders accrued during such period and (g) all non-recurring fees and expenses payable by the Borrower during such period that are attributable to the Transactions, and minus, without duplication and to the extent added to revenues in determining Consolidated Net Income for such period, any non-cash gains for such period, all as determined on a consolidated basis with respect to the Borrower and its Subsidiaries in accordance with GAAP.

         "Consolidated Interest Expense" means, for any period, the interest expense of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, excluding (a) fees referred to in
Section 2.11 (other than fees referred to in Section 2.11(b), which shall be included) payable to the Administrative Agent and the Lenders during such period and (b) all non-recurring fees and expenses payable by the Borrower during such period that are attributable to the Transactions.

         "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of the Subsidiaries by such Person during such period, and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of the Subsidiaries or the date that such Person's assets are acquired by the Borrower or any of the Subsidiaries; and provided, further, that there shall be excluded any operating losses attributable to investments pursuant to clause (k) of Section 6.04 in Persons that are not Subsidiaries.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Card Receivable" means amounts owed by an issuer of credit cards to a Loan Party resulting from charges by a customer of a Loan Party on credit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business. Amounts owed by any issuer of the Borrower's private label credit cards shall be included in Credit Card Receivables if such issuer is not the Borrower, a Subsidiary or an Affiliate of the Borrower.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disbursement Account" means an account of the Borrower maintained with the Administrative Agent.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Documentary Letter of Credit" means a Letter of Credit issued to secure the payment of the purchase price for goods that will become Inventory which requires as a draw condition the delivery of the documents of title evidencing ownership of the goods to be purchased.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Eligible Credit Card Receivable" means the dollar amount of a Credit Card Receivable (determined, without duplication, net of any credits, fees, rebates, charges, charge backs, "contra accounts" and any other amounts owed by a Loan Party to the issuer of the applicable credit card or any third party engaged by a Loan Party to process the payment thereof (a "Payment Processor"), net of any commissions payable by a Loan Party to third parties in respect of Credit Card Receivables and net of unapplied cash and unapplied credits in respect of Credit Card Receivables and subject to any Borrowing Base Adjustments) and that the Administrative Agent, in its reasonable discretion determines to meet all of the following requirements:

                  (a) such Credit Card Receivable is owned by a Loan Party and represents a complete bona fide transaction that requires no further act under any circumstances on the part of any Loan Party to make such Credit Card Receivable payable by the issuer of the applicable credit card or the Payment Processor thereof;

                  (b) such Credit Card Receivable has not been outstanding for more than seven (7) Business Days;

                  (c) such Credit Card Receivable is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument is in the possession of the Collateral Agent, endorsed, if applicable, payable to the order of the Collateral Agent;

                  (d) neither the issuer nor Payment Processor of the applicable credit card with respect to such Credit Card Receivable is the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, that might, in Administrative Agent's reasonable judgment, have a material adverse effect on such issuer or Payment Processor;

                  (e) such Credit Card Receivable is not owing by an issuer or processed by a Payment Processor that is located outside of the U.S.;

                  (f) such Credit Card Receivable is a valid, legally enforceable obligation of the applicable issuer with respect thereto and such Credit Card Receivable is not subject to any present or contingent (and no facts exist that are the basis for any future) offset, deduction or counterclaim, dispute or other defense on the part of the applicable issuer or in respect of the applicable Payment Processor, unless any such offset, deduction or counterclaim, dispute or other defense is noted in the Borrowing Base Certificate and a reasonable amount satisfactory to the Administrative Agent has been deducted from such Credit Card Receivable in respect thereof; provided that such deducted amount shall not exceed the dollar amount (to the extent determinable) of such offset, deduction or counterclaim, dispute or other defense;

                  (g) such Credit Card Receivable is subject to a security interest in favor of the Collateral Agent, which is perfected as to such Credit Card Receivable in form and substance reasonably satisfactory to the Administrative Agent, is subject to no other Lien whatsoever (other than Liens described in clause (a) of the definition of "Permitted Encumbrances" securing obligations that are not yet due) and is directed to be remitted to the Cash Concentration Account (as defined in the Security Agreement);

                  (h) such Credit Card Receivable is evidenced or governed by (i) that certain Bank Card Merchant Agreement dated October 27, 1999 between the Borrower and Fifth Third Bank (as amended), (ii) that certain Credit Card Program Agreement dated April 2, 2003 between the Borrower and Household Bank
(SB), N.A. (as amended) or (iii) any other documentation in form acceptable to the Administrative Agent;

                  (i) the applicable Loan Party is not in breach in any material respect of any express or implied representation, warranty, covenant or other agreement with respect to the Credit Card Receivable or the payment processing thereof nor in breach in any material respect of any representation or warranty, covenant or other agreement contained in the Loan Documents with respect to such Credit Card Receivable;

                  (j) the Payment Processor or credit card issuer with respect to such Credit Card Receivable is not located in any state denying creditors access to its courts in the absence of qualification to transact business in such state or the filing of a notice of business activities report or other similar filing, unless (i) the applicable Loan Party has either qualified as a foreign corporation authorized to transact business in such state or has filed any such notice or similar filing with the applicable Governmental Authority for the then current year, or (ii) such Loan Party is not required to be so qualified as a condition to allowing its creditors access to such courts;

                  (k) the Credit Card Receivable complies with all applicable laws, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

                  (l) the Credit Card Receivable has not been and is not required to be charged or written off as uncollectible in accordance with GAAP;

                  (m)      such Credit Card Receivable is payable in dollars;

                  (n) such Credit Card Receivable does not arise out of a contract that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by a Loan Party in and to such Credit Card Receivable;

                  (o) such Credit Card Receivable is not owed by an Affiliate of the Borrower; and

                  (p) such Credit Card Receivable is not an Excluded Account. The term "Excluded Account" means a Credit Card Receivable that has been identified by the Administrative Agent or the Supermajority Lenders as being unacceptable for inclusion in the Borrowing Base because they have determined that the credit card issuer or the Payment Processor obligated thereon is not creditworthy or that the Collateral Agent might not otherwise be able to receive the full amount of the Credit Card Receivable within a reasonable period of time and at a reasonable cost of collection if it sought to realize on its security interest therein, such determination to be made in the Administrative Agent's or the Supermajority Lenders' judgment, in good faith and based on information which, in their respective judgment, supports such determination. The Administrative Agent and the Supermajority Lenders will not consider any Credit Card Receivable as an Excluded Account under this clause (p) based on the creditworthiness of a credit card issuer if the credit card issuer's short term unsecured debt credit rating is BBB- or better as determined by Standard & Poors or Baa3 or better as determined by Moody's Investor Service.

No Credit Card Receivable acquired in a Permitted Acquisition or attributable to a business acquired in a Permitted Acquisition shall be included as an Eligible Credit Card Receivable unless the Administrative Agent shall have completed such examinations and appraisals of the assets and business acquired in the Permitted Acquisition as it deems reasonably necessary and the Administrative Agent shall be reasonably satisfied with the results of such examinations and appraisals, both in form and substance. The Administrative Agent agrees to conduct such examinations and appraisals promptly upon the written request of the Borrower. In accordance with the last sentence of each of Section 5.09(b) and Section 5.09(c), any examinations and appraisals conducted in respect of any assets acquired in a Permitted Acquisition shall be at the Borrower's reasonable cost and expense.

         "Eligible Inventory" means, as of any date of determination, the value determined at the lower of cost or market on a first-in, first-out basis (in accordance with GAAP, consistently applied but before giving effect to any reserves under GAAP) of all Inventory owned by any Loan Party which is located in the United States of America and is subject to a valid and perfected, first priority (except for Permitted Encumbrances of the type described in clauses (a) or (b) of the definition of "Permitted Encumbrances" that have priority as a matter of law) security interest pursuant to the Security Agreement, less (without duplication, and only to the extent included in Inventory): (a) Reserve for Slow-moving Inventory (as defined below in this definition) if, as of the date of determination, the amount of slow moving inventory increases materially as then reflected in the most recent field examination as compared to the most recent appraisal of the inventory conducted by the Administrative Agent prior to such date of determination; (b) reserves for outstanding gift certificate and gift card liabilities and store merchandise credit liabilities (calculated as the aggregate amount of all such liabilities which has been outstanding for less than twenty-four months, with any such amounts which have remained outstanding for twenty-four months or more excluded from the reserve); and (c) Shrink Reserve (as defined below in this definition). Each of the above referenced reserves or ineligibles shall, to the extent reflected therein, be taken from the books and records of the Borrower determined in a manner consistent with the Borrower's historical accounting and record keeping practices, subject to any changes in such practices that are approved by the Borrower's independent accountants (unless the Administrative Agent or the Supermajority Lenders notify the Borrower of an objection to any such change, in which case such change shall be disregarded for purposes of determining Eligible Inventory). As used in this definition, the following terms have the following meanings:

                  "Reserve for Slow-moving Inventory" means an amount equal to the following determined as of the last day of each fiscal month, 50% of the positive remainder, if any, of (i) a dollar amount equal to the trailing twelve month average of the value of inventory (determined at the retail selling price) which has been held by the Loan Parties over 180 days from the date of receipt minus (ii) the dollar amount equal to 16% of all inventory owned by the Loan Parties as of such date determination.

                  "Shrink Reserve" means, as a reserve to account for the reduction in inventory due to physical loss calculated in accordance with GAAP provided that in the event that such calculation is materially inconsistent with the results of any actual physical inventory, the results of the actual physical inventory shall control and will be utilized to establish the reserve.

No Inventory acquired in a Permitted Acquisition or attributable to a business acquired in a Permitted Acquisition shall be included as Eligible Inventory unless the Administrative Agent shall have completed such examinations and appraisals of the assets and business acquired in the Permitted Acquisition as it deems reasonably necessary and the Administrative Agent shall be reasonably satisfied with the results of such examinations and appraisals, both in form and substance. The Administrative Agent agrees to conduct such examinations and appraisals promptly upon the written request of the Borrower. In accordance with the last sentence of each of Section 5.09(b) and Section 5.09(c), any examinations and appraisals conducted in respect of any assets acquired in a Permitted Acquisition shall be at the Borrower's reasonable cost and expense.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability companies, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;

(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income, net profits or gross receipts by the United States of America (or any State or other political subdivision thereof or therein), or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "FS&C" means Freeman Spogli & Co., LLC, a Delaware limited liability company.

         "Fund" means FS Equity Partners IV, L.P., a Delaware limited partnership controlled by FS&C.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Agreement" means any Subsidiary Guarantee Agreement.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, security hedging agreement, or other interest or currency or security exchange rate or commodity price hedging arrangement or any other derivative instrument.

         "Increased Amount" has the meaning specified in Section 2.08(e).

         "Increased Commitment Supplement" has the meaning specified in Section 2.08(e).

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding: (i) any such obligations incurred under ERISA; (ii) current accounts payable incurred in the ordinary course of business; and (iii) obligations under gift cards incurred in the ordinary course of business), (f) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations of such Person under any Hedging Agreement, (l) all obligations of such Person, contingent or otherwise, for the payment of money under any arrangements providing for the deferred payment of the purchase price for an acquisition permitted hereby or an acquisition consummated prior to the date hereof, and (m) all obligations of such Person to pay rent or other amounts under any Synthetic Lease. The

Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of any Indebtedness described in clause (g) above shall be limited to the maximum amount payable under the applicable Guarantee of such Person if such Guarantee contains limitations on the amount payable thereunder. The amount of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement shall, at any time of determination and for all purposes under this Agreement, be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time giving effect to current market conditions notwithstanding any contrary treatment in accordance with GAAP.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnity, Subrogation and Contribution Agreement" means the Indemnity, Subrogation and Contribution Agreement dated May 3, 2001, among Borrower, Galyan's Nevada, Inc. and the Administrative Agent, as supplemented pursuant to Supplement No. 1 dated December 31, 2003 to add Galyan's of Virginia, Inc. thereto.

         "Information Memorandum" means the Confidential Information Memorandum dated March 2003, relating to the Borrower and the Transactions.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

         "Interest Payment Date" means (a) with respect to any ABR Loan (including each Swingline Loan), the last day of each month, commencing the first such date after the Effective Date and (b) with respect to any LIBOR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Inventory" means (a) as of any date of determination, "inventory", as defined in the Uniform Commercial Code as in effect in the State of New York and
(b) all finished goods, wares and merchandise, finished or unfinished parts, components, assemblies held for sale to third party customers based on stock ledgers or perpetual inventory reports, defined and classified by the Borrower and its Subsidiaries on a basis consistent with current and historical accounting practice in accordance with GAAP.

         "Issuing Bank" means JPMorgan Chase Bank and each other Lender that agrees in writing with the Company to issue Letters of Credit (provided that notice of such agreement is given to the Administrative Agent), in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank reasonably acceptable to the Borrower, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of the aggregate undrawn amount of all outstanding Letters of Credit at such time; plus the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Leasehold Obligations" means all payments with respect to rent (including fixed rent and percentage rent), common area maintenance charges and other monetary obligations under any lease of real property (including any distribution center or store) where any Inventory is stored or located.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to: (i) an Assignment and Assumption, (ii) Section 2.18(b) or Section 9.02(c), other than any such Person that ceases to be a party hereto pursuant to such Sections or (iii) an Increased Commitment Supplement pursuant to Section 2.08(e). Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement or issued pursuant to the Original Credit Agreement and outstanding on the Effective Date.

         "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of JPMorgan Chase Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Lien Risk Inventory" means any Inventory that (a) is in the possession or control of any warehouseman, bailee, agent or processor (other than Inventory that is in the possession of a delivery service or similar agent providing transportation services and is in transit) or (b) is stored or otherwise located in any distribution center, store or other site that is not owned by a Loan Party.

         "Lien Waiver Agreement" has the meaning specified in Section 4.08 of the Security Agreement.

         "Loan Documents" means this Agreement, the Original Credit Agreement, the promissory notes, if any, executed and delivered pursuant to Section 2.09(e), the Guarantee Agreements, the Indemnity, Subrogation and Contribution Agreement, the Security Documents, and all other certificates, agreements and other documents or instruments now or hereafter executed and/or delivered pursuant to or in connection with the foregoing.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement and any loan made by the lenders under the Original Credit Agreement which are outstanding on the Effective Date.

         "Loan Party" means the Borrower or any Subsidiary Loan Party.

         "Material Adverse Effect" means a material adverse effect on: (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the validity, enforceability or collectibility of the Loans or LC Disbursements or the ability of the Administrative Agent and the Lenders to enforce a material provision of any Loan Document.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $10,000,000.

         "Maturity Date" means April 24, 2008.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

         "Mortgaged Property" means each parcel of real property and improvements thereto with respect to which a Mortgage has been granted pursuant to Section 5.15(a) and not released pursuant to Section 5.15(b); provided that all conditions required under Section 5.15(a) for such property to become "Mortgaged Property" shall have been satisfied.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA and in respect of which the Borrower or any ERISA Affiliate is or within the previous six years has been obligated to make contributions.

         "Net Cash Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar cash payments, net of (b) the sum of (i) all commissions, fees and out-of-pocket expenses paid by the Borrower and its Subsidiaries to third parties (including amount paid to Affiliates if the obligation to pay such amounts was incurred in accordance with the requirements of Section 6.08) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all Taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries, and the amount of any reserves established by the Borrower and its Subsidiaries to fund (A) retained liabilities relating to the assets sold or (B) contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

         "New Lender" has the meaning specified in Section 2.08(e).

         "Obligations" has the meaning assigned to such term in the Security Agreement.

         "Original Credit Agreement" has the meaning specified in the Recitals.

         "Other Taxes" means any and all current or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of any Loan Document.

         "Outside Director" means any director on the Board of Directors of the Borrower who is not a partner of FS&C or an employee or director of TLI or any of its subsidiaries.

         "Overadvance Loan" has the meaning specified in Section 2.04(b).

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Perfection Certificate" means a certificate in the form of Annex 2 to the Security Agreement or any other form approved by the Collateral Agent, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Borrower.

         "Permitted Acquisition" means any acquisition by the Borrower or a Subsidiary of all or substantially all the assets of, or all the shares of capital stock of or other Equity Interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Event of Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws,
(c) each Subsidiary formed for the purpose of or resulting from such acquisition shall be wholly owned directly or indirectly by the Borrower and all actions required to be taken with respect to such acquired or newly formed Subsidiary under Sections 5.12 have been taken, (d) the Borrower and its Subsidiaries are in compliance with the covenant contained in Section 6.13 calculated after giving effect to the acquisition and any payments made in connection therewith but excluding from the Borrowing Base any Credit Card Receivables and Inventory to be acquired in connection therewith unless the Administrative Agent shall have completed its examination and appraisal thereof and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (b), (c) and (d) above.

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes or government assessments that are not yet due or are being contested in compliance with
Section 5.05;

                  (b) statutory Liens of landlords and licensors, statutory Liens of banks and carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, in each case arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with
Section 5.05;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII,

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (g) any (i) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

                  (h) leases or subleases granted to third parties and not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement; provided that such Liens encumber only that property subject to the respective leases;

                  (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (k) licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary; and

                  (l) Liens incurred by Borrower with the consent of Required Lenders;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Holders" has the meaning set forth in the definition of the term "Change of Control".

         "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A2 from S&P or P2 from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) investments in money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a- under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Pledge Agreement" means the Pledge Agreement dated May 3, 2001, among the Borrower, Galyan's Nevada, Inc. and the Collateral Agent for the benefit of the Secured Parties, as supplemented pursuant to that certain Supplement No. 1 dated December 30, 2002 pursuant to which Galyan's of Virginia, Inc. was added as a "Subsidiary Pledgor" thereunder and as amended by that certain First Amendment to Pledge Agreement attached hereto as Exhibit F hereto.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Register" has the meaning set forth in Section 9.04.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders holding Loans and unused Commitments representing more than 50% of the total Loans and unused Commitments at such time.

         "Reserve for Leasehold Obligations" has the meaning set forth in the definition of Borrowing Base.

         "Reserve for Slow-moving Inventory" has the meaning set forth in the definition of Eligible Inventory.

         "Restricted Payment" means: (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary or (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Subsidiary.

         "Revolving Exposure" means, with respect to any Lender at any date of determination, the sum of the following: (a) the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure on such date; plus (b) all accrued and unpaid interest and fees due to such Lender under this Agreement; plus (c) all cost and expenses owed to such Lender on such date if as of the date of determination, such Lender or the Administrative Agent shall have provided the Borrower at least 5 days prior written notice thereof; plus (d) any amounts that are due to such Lender under Sections 2.14, 2.16 and
9.03 on such date, if as of the date of determination, such Lender or the Administrative Agent shall have provided the Borrower at least 5 days prior written notice thereof.

         "Revolving Loan" means a Loan made pursuant to Section 2.01.

         "S&P" means Standard & Poor's.

         "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

         "Security Agreement" means the Amended and Restated Security Agreement dated April 25, 2003, among the Borrower, the Subsidiary Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

         "Security Documents" means the Security Agreement, the Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

         "Shrink Reserve" has the meaning set forth in the definition of Eligible Inventory.

         "Significant Event of Default" has the meaning set forth in Section 5.09(b).

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Guarantee Agreement" means each Subsidiary Guarantee Agreement, substantially in the form of Exhibit E to the Original Agreement, made by a Subsidiary in favor of the Administrative

Agent for the benefit of the Secured Parties. As of the Effective Date, the following Subsidiary Guaranties have been executed and delivered:

                  (a) That certain Subsidiary Guarantee Agreement, dated as of May 3, 2001 executed by Galyan's Nevada, Inc.; and

                  (b) That certain Subsidiary Guarantee Agreement, dated as of December 30, 2002 executed by Galyan's of Virginia, Inc.

         "Subsidiary Loan Party" means any Subsidiary who is party to any of the Loan Documents.

         "Supermajority Lenders" means, at any time, Lenders having 75% or more of the total Revolving Exposures and unused Commitments at such time.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

         "Swingline Lender" means JPMorgan Chase Bank, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.04 and the loans made pursuant to Section 2.04 of the Original Credit Agreement which are outstanding on the date hereof.

         "Swingline Maturity" has the meaning set forth in Section 2.04(e)

         "Synthetic Lease" means any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which lease or other arrangement is required or is permitted to be classified and accounted for as an operating lease under GAAP but which is intended by the parties thereto for tax, bankruptcy, regulatory, commercial law, real estate law and all other purposes as a financing arrangement.

         "Taxes" means any and all present or future taxes, levies, duties, imposts, deductions, charges or withholdings imposed by any Governmental Authority.

         "TLI" means The Limited Brands, Inc., a Delaware corporation.

         "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Utilization Level" has the meaning specified in the definition of the term "Commitment Fee Rate".

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "LIBOR Revolving Loan"). Borrowings also may be classified and referred to by Type (e.g., a "LIBOR Borrowing").

         Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II.

                                   The Credits
                                   -----------

         Section 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make advances to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Exposure exceeding such Lender's Commitment or (b) the sum of the total Revolving Exposures exceeding the Borrowing Base then in effect. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

         Section 2.02.     Loans and Borrowings.

                  (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or LIBOR Loans as the Borrower may request in accordance herewith provided that all Borrowings made on the Effective Date must be made as ABR Loans unless the Borrower shall have provided three Business Days prior notice thereof and shall have agreed on or prior to the date of the request to protect the Lenders against the failure to borrow a LIBOR Loan on the date requested on terms substantially similar to those contained in Section 2.15. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any LIBOR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $4,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1.00 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitments, that is in an amount required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e), that is in an amount required to pay any due and unpaid Obligations or fund the Disbursement Account as contemplated by Section 2.03(b) or that is in an amount required to finance maturing Swingline Loans in accordance with Section 2.04(e). Each Swingline Loan shall be in an amount that is an integral multiple of $1.00. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve LIBOR Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

         Section 2.03.     Requests for Borrowings.

                  (a) Formal Request. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing and notice of Borrowings for Swingline Loan shall be governed by Section 2.04(b). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i)      the aggregate amount of the requested
Borrowing;

                           (ii)     the date of such Borrowing, which shall be a
Business Day;

                           (iii)    whether such Borrowing is to be an ABR
Borrowing or a LIBOR Borrowing;

                           (iv)     in the case of a LIBOR Borrowing, the
initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (v)      the location and number of the Borrower's
account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (b) Automatic Borrowing. No Borrowing Request and no notice under Section 2.04(c) shall be required to be presented by Borrower to the Administrative Agent: (i) when any Obligation under the Loan Documents is due or (ii) if no Default then exists, collected funds in the Cash Concentration Account (as defined in the Security Agreement) are required to be deposited in the Collateral Proceeds Account (as defined in the Security Agreement) and are not required to be transferred to the General Funds Account and a check, checks or other debit shall be presented for payment against the Disbursement Account on a Business Day when funds are not otherwise available therein to honor such debits. In either such event, the Administrative Agent shall without Borrower's or any Lender's consent, promptly advise the Swingline Lender of the amount of Swingline Loans (or if sufficient Swingline Loan availability does not exist, promptly advise the Lenders of the amount of Revolving Loans), in each case as is necessary (i) to be credited to the Disbursement Account on such day to permit such debits to be honored provided no Default exists or (ii) to pay the amount of such Obligation. Loans made pursuant to this Section 2.03(b) will be made available to the Administrative Agent and the amounts so received by the Administrative Agent, shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by crediting the same to the Disbursement Account or by utilizing the same to pay the Obligation then due, as applicable. Loans made under this Section 2.03(b) shall be made as ABR Loans.

         Section 2.04.     Swingline Loans.

                  (a) Swingline Advances. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make advances to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $25,000,000,
(ii) the total Revolving Exposures exceeding the total Commitments or (iii) the sum of the total Revolving Exposures exceeding the Borrowing Base then in effect; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) Permitted Overadvance. The Swingline Lender may extend Swingline Loans even if after giving effect thereto the Revolving Exposures exceed the Borrowing Base (each such Swingline Loan herein an "Overadvance Loan") if it determines to do so in its discretion (the Swingline Lender however having no obligation to do so) and the following conditions are satisfied as of the date when the Overadvance Loan is made: (A) the aggregate amount by which the Revolving Exposures exceed the Borrowing Base does not at any time exceed five percent (5%) of the total amount of the Commitments of all Lenders (such aggregate amount, herein the "Overadvance"); (B) the Revolving Exposure shall at no time exceed the aggregate amount of the Commitments; (C) the Revolving Exposures shall not exceed the Borrowing Base for more than forty-five (45) consecutive days; (D) no other Overadvance Loan had been made within the last one hundred and eighty days (180); and (E) the applicable Overadvance results from the payment by the Swingline Lender of any amounts required to maintain, protect or realize upon the Collateral or to prevent a cessation of business by the Borrower or any of the Subsidiaries. The fact that the Swingline Lender may make an Overadvance Loan or an Overadvance may exist, shall not constitute a waiver of any Default nor of the rights and remedies of the Administrative Agent and the Lenders under this Agreement arising as a result thereof or otherwise. The Administrative Agent or the Required Lenders, may at any time require the Borrower's strict compliance with this Agreement, including without limitation, the provisions of Section 2.10(b). The terms of this Section 2.04(b) are provided to facilitate the administration of the facility contemplated hereby as among the Lenders. This Section 2.04(b) shall not give the Borrower any substantive rights against the Swingline Lender or any other Lender and is for the sole benefit of the Administrative Agent and the Lenders. The Administrative Agent shall advise the Lenders when it is aware that an Overadvance exists.

                  (c) Swingline Loan Request. To request a Swingline Loan, the Borrower shall notify the Swingline Lender of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the relevant Issuing Bank) by 1:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (d) Lender Participation. On the date a Swingline Loan is made by the Swingline Lender (including, without limitation, any Swingline Loan that is an Overadvance Loan made in accordance with clause (b) immediately above), the Swingline Lender shall be deemed without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Swingline Lender a risk participation to the extent of such Lender's Applicable Percentage in the Swingline Loan so made, such participation to be funded in accordance with clause (e) of this Section 2.04.

                  (e) Repayment of Swingline Loans; Funding of Participation. The Borrower promises to pay to the order of the Swingline Lender for its own account the outstanding principal amount of each Swingline Loan on the earlier of (i) the Maturity Date, (ii) the date which is seven (7) days after the Swingline Loan is made or (iii) the date after a Swingline Loan is made when any other Loan is made pursuant to a formal Borrowing Request under
Section 2.03 (the earlier of such date with respect to a Swingline Loan herein the "Swingline Maturity"). Subject to the other terms and conditions of this Agreement, Borrower may repay a Swingline Loan on its Swingline Maturity under clause (ii) above or at any time prior thereto by requesting another Loan in accordance with the terms hereof and with the proceeds of such other Loan payable to the Swingline Lender for its own account. The Swingline Lender, at any time in its sole and absolute discretion and whether or not a Swingline Maturity shall have occurred, may require that each Lender fund its participation in the then outstanding principal amount of all Swingline Loans (including, without limitation, any Swingline Loan made as an Overadvance Loan in accordance with Section 2.04(b)) by giving each Lender notice thereof. Additionally, if the Borrower shall not have repaid a Swingline Loan by 1:00 p.m. (New York City time) on the corresponding Swingline Maturity, the Swingline Lender will notify each Lender of the aggregate principal amount of the Swingline Loan which has not been repaid. Upon the giving of any notice by the Swingline Lender under either of the preceding two sentences, each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. Amounts funded by a Lender under this Section 2.04(e) shall be Revolving Loans and ABR Loans.

                  (f) Participation Obligations Absolute; Failure to Fund Participation. The obligations of a Lender to fund its participation in the Swingline Loans in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (i) any lack of validity of any Loan Document; (ii) the existence of any Default; (iii) the existence of any claim, set-off, counterclaim, defenses, or other rights which such Lender, any Loan Party, or any other Person may have; (iv) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (v) the failure of any condition to a Loan under Article IV to be satisfied; (vi) the fact that after giving effect to the funding of the participation the Revolving Exposure may exceed the Borrowing Base; (vii) the fact that the Swingline Loan is an Overadvance Loan made in accordance with
Section 2.04(b); or (viii) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Swingline Loan as required hereby, such Lender shall remain obligated to pay to the Swingline Lender the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded at a rate per annum equal to the Federal Funds Effective Rate for such period and the Administrative Agent shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due under this sentence. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof. The foregoing provisions of this clause (f) shall not be construed to excuse the Swingline Lender from liability to the Lenders to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Lenders to the extent permitted by applicable law) suffered by the Lenders that are caused by such Swingline Lender's failure to exercise care when determining whether to make a Swingline Loan. The Swingline Lender and the Lenders expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Swingline Lender (as finally determined by a court of competent jurisdiction), the Swingline Lender shall be deemed to have exercised care in each such determination.

         Section 2.05.     Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of letters of credit for its own account or the account of one of its Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the relevant Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the relevant Issuing Bank) to the relevant Issuing Bank (if different than the Administrative Agent) and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the relevant Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the aggregate face amount of all outstanding Letters of Credit shall not exceed $30,000,000, (ii) the total Revolving Exposures shall not exceed the total Commitments and (iii) the sum of the total Revolving Exposures shall not exceed the Borrowing Base then in effect.

                  (c) Expiration Date; Collateralization of Extended Term Letters of Credit. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension); provided this clause shall not prohibit the issuance of a Letter of Credit that by its terms may be automatically extended (unless an Issuing Bank elects not to extend) for successive one-year periods (which in no event shall extend beyond the date referred to in the following clause (ii)) or (ii) the one year anniversary of the Maturity Date; provided, however, that with respect to each Letter of Credit with an expiry date beyond the Maturity Date, the Borrower shall pledge cash collateral pursuant to Section 2.05(j) in an amount not less than 102.5% of the face value of such Letter of Credit on or before the date 60 days prior to the Maturity Date.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the relevant Issuing Bank or the Lenders, an Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. The obligations of a Lender to fund its participation in a Letter of Credit in accordance with the terms hereof shall be absolute, unconditional, and irrevocable and shall be performed strictly in accordance with the terms of the Loan Documents under all circumstances whatsoever, including without limitation, the following circumstances: (i) any lack of validity of any Loan Document; (ii) the existence of any Default; (iii) the existence of any claim, set-off, counterclaim, defenses, or other rights which such Lender, any Loan Party, or any other Person may have; (iv) the occurrence of any event that has or could reasonably be expected to have a Material Adverse Effect; (v) the failure of any condition to a Loan under Article IV to be satisfied; (vi) the fact that after giving effect to the funding of the participation the Revolving Exposure may exceed the Borrowing Base; or (vii) any other circumstance whatsoever, whether or not similar to any of the foregoing. If a Lender fails to fund its participation in a Letter of Credit as required hereby, such Lender shall, subject to the foregoing proviso, remain obligated to pay to the applicable Issuing Bank the amount it failed to fund on demand together with interest thereon in respect of the period commencing on the date such amount should have been funded until the date the amount was actually funded at a rate per annum equal to the Federal Funds Effective Rate for such period and the Administrative Agent shall be entitled to offset against any and all sums to be paid to such Lender hereunder the amount due under this sentence. Any amounts received by an Issuing Bank from the Borrower (or other party on behalf of the Borrower) in respect of a LC Disbursement after receipt by the Issuing Bank of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Issuing Bank, as their interests may appear. The purchase of participations in a Letter of Credit pursuant to this paragraph shall not relieve the Borrower of any default in the payment of any reimbursement obligations in respect of any LC Disbursement. The foregoing provisions of this clause (d) shall not be construed to excuse the relevant Issuing Bank from liability to the Lenders to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Lenders to the extent permitted by applicable law) suffered by the Lenders that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Issuing Banks and the Lenders expressly agree that, in the absence of gross negligence or willful misconduct on the part of the relevant Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.

                  (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of the receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the applicable minimum Borrowing amount set forth in Section 2.02(c), the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the relevant Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. The Administrative Agent, the Lenders, any Issuing Bank, or any of their Related Parties, shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the relevant Issuing Bank. The foregoing provisions of this clause (f) shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Issuing Banks and the Borrower expressly agree that, in the absence of gross negligence or willful misconduct on the part of the relevant Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the relevant Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The relevant Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such relevant Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at a rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the relevant Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse an Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by: (i) Section 2.05(c) and (ii) Section 2.10(b), and any such cash collateral so deposited under Section 2.05(c) or 2.10(b) and held by the Administrative Agent hereunder shall constitute part of the Borrowing Base for purposes of determining compliance with this Agreement. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent but for the Borrower's account and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse an Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), be applied to satisfy other Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.05(c) with respect to a Letter of Credit, such amount (to the extent not applied as aforesaid) shall be promptly returned to the Borrower when the Letter of Credit has expired if no Default then exists. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be promptly returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with
Section 2.10(b) and no Default shall have occurred and be continuing.

         Section 2.06.     Funding of Borrowings.

                  (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly (but in no event later than 1:00 p.m., New York City time) crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made: (i) to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the

Administrative Agent to the applicable Issuing Bank and (ii) under Section 2.03(b) shall be used by the Administrative Agent to pay the Obligations and other amounts then due.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or
(ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         Section 2.07.     Interest Elections.

                  (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i)      the Borrowing to which such Interest
Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                           (ii)     the effective date of the election made
pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii)    whether the resulting Borrowing is to be an
ABR Borrowing or a LIBOR Borrowing; and

                           (iv)     if the resulting Borrowing is a LIBOR
Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         Section 2.08.     Termination, Reduction and Increase of Commitments.

                  (a) Termination on Maturity Date. Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                  (b) Optional Termination or Reduction; Commitment Reduction Fee. The Borrower may at any time terminate or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000; (ii) the Commitments may not be reduced below an aggregate amount equal to $50,000,000 unless terminated in their entirety; and (iii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of Loans in accordance with this Agreement, the sum of the Revolving Exposures would exceed the total Commitments. If the Borrower terminates or reduces the Commitments either in whole or in part prior to the second anniversary of the Effective Date, for any reason other than refinancing of the Loans with JPMorgan Chase Bank or any of its Affiliates and other than as set forth in Section 2.08(d) below, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, on the date of such termination or reduction, as liquidated damages and compensation for the costs of making funds available to the Borrower under this Agreement, and not as a penalty, an amount equal to: (i) if the Commitments are reduced or terminated prior to or on the first anniversary of the Effective Date, 0.50% of the amount of the Commitments so reduced or terminated and (b) if the Commitments are reduced or terminated after the first anniversary of the Effective Date but prior to or on the second anniversary of the Effective Date, 0.25% of the amount of the Commitments so reduced or terminated.

                  (c) Notice of Commitment Reduction or Termination. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Except as provided in paragraph (d) below, each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  (d) Termination of Non-Consenting Lender. In the event the Borrower is entitled to replace a non-consenting Lender pursuant to Section 9.02(c), the Borrower shall have the right, upon five Business Days' written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Commitment of such Lender, so long as (i) all Loans, together with accrued and unpaid interest, fees and other amounts owing to such Lender are repaid pursuant to
Section 2.10(d) concurrently with the effectiveness of such termination and (ii) the consents required by Section 9.02(c) in connection with the prepayment shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to Sections 2.14, 2.15, 2.16 and 9.03 (other than Section 9.03(c)) of this Agreement, which shall survive as to such Lender.

                  (e) Increase of Commitments. By written notice sent to the Administrative Agent (which the Administrative Agent shall promptly distribute to the Lenders), the Borrower may request an increase of the aggregate amount of the Commitments: (i) by an aggregate amount equal to any integral multiple of $10,000,000 and (ii) by an aggregate amount not to exceed $50,000,000; provided that (A) no Event of Default shall have occurred and be continuing and (B) the aggregate amount of the Commitments shall not previously have been increased more than once pursuant to this Section 2.08(e). Upon notice to the Administrative Agent of the Borrower's election to exercise its option to increase the Commitments under this Section 2.08(e), the Administrative Agent shall endeavor to arrange, on a best efforts basis, and syndicate the proposed increase in the Commitments to the Lenders or other financial institutions which are acceptable to the Administrative Agent and consented to by the Borrower (with the Borrower's consent not to be unreasonably withheld). The Borrower agrees to assist the Administrative Agent in whatever reasonable manner is necessary to successfully accomplish such syndication. Each Lender, in its sole and absolute discretion, shall determine whether it will increase its Commitment. If the Lenders increasing their respective Commitments are unable to increase the Commitments by the full amount of the request, then, with notice to the Administrative Agent and the other Lenders, another one or more financial institutions, each as approved by the Borrower and the Administrative Agent (a "New Lender"), may commit to provide an amount equal to the aggregate amount of the requested increase that is not to be provided by the existing Lenders (the "Increase Amount"); provided, that the Commitment of each New Lender shall be at least $10,000,000. Upon receipt of notice from the Administrative Agent to the Lenders and the Borrower that the Lenders, or sufficient Lenders and New Lenders, have agreed to commit to an aggregate amount equal to the requested increase (or such lesser amount as the Borrower shall agree, which shall be at least $10,000,000 and an integral multiple of $10,000,000 in excess thereof), then: provided that no Event of Default exists at such time or after giving effect to the requested increase, the Borrower, the Administrative Agent and the Lenders willing to increase their respective Commitments and the New Lenders (if any) shall execute and deliver an Increased Commitment Supplement (herein so called) in the form attached hereto as Exhibit E. If all existing Lenders shall not have provided their pro rata portion of the requested increase, then after giving effect to the requested increase the outstanding Loans may not be held pro rata in accordance with the new Commitments. In order to remedy the foregoing, on the effective date of the Increased Commitment Supplement, the Lenders shall make advances among themselves so that after giving effect thereto the Loans (which are not Swingline Loans) will be held by the Lenders, pro rata in accordance with the Applicable Percentage hereunder. Notwithstanding the provisions of Section 9.04, the advances so made by each Lender whose Applicable Percentage has increased shall be deemed to be a purchase of a corresponding amount of the Loans of the Lender or Lenders whose Applicable Percentage have decreased. The Commitments of the Lenders who do not agree to increase their Commitments cannot be reduced or otherwise changed pursuant to this Section 2.08(e).

         Section 2.09.     Repayment of Loans; Evidence of Debt.

                  (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Maturity Date. Swingline Loans shall be repaid as provided in Section 2.04.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         Section 2.10.     Prepayment of Loans.

                  (a) Optional Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section and Section 2.15.

                  (b) Overadvance Prepayment. In the event and on each occasion that the total Revolving Exposures exceeds the Borrowing Base then in effect, the Borrower shall prepay Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess. Notwithstanding the foregoing provisions of this paragraph, if at any time the Borrower is required to make a prepayment under this paragraph the Borrower would incur breakage costs under Section 2.15 as a result of LIBOR Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected LIBOR Loans"), and provided that no Default has occurred and is continuing at the time, then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected LIBOR Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected LIBOR Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent and shall provide for investments in Permitted Investments satisfactory to the Administrative Agent and the Borrower, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are LIBOR Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected LIBOR Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited and may be applied to the prepayment of such Loans immediately if an Event of Default has occurred and is continuing.

                  (c) Notice of Prepayment. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02 except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

                  (d) Prepayment of a Non-consenting Bank. In the event the Borrower is entitled to replace a non-consenting Lender pursuant to Section 9.02(c), the Borrower shall have the right, upon five Business Days' prior written notice to the Administrative Agent (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to prepay all Loans, together with accrued and unpaid interest, fees and other amounts, owing to such Lender in accordance with Section 9.02(c) so long as (i) in the case of the prepayment of the Loans of any Lender pursuant to this Section 2.10(d), the Commitment of such Lender is terminated concurrently with such prepayment pursuant to Section 2.08(d), and (ii) in the case of the prepayment of the Loans of any Lender, the consents required by Section 9.02(c) in connection with the prepayment pursuant to this Section 2.10(d) shall have been obtained, and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to Sections 2.14, 2.15, 2.16 and 9.03 (other than Section 9.03(c)) of this Agreement, which shall survive as to such Lender.

                  (e) Control of Cash and Application to Obligations. When collected funds in the Cash Concentration Account (as defined in the Security Agreement) are required to be deposited in the Collateral Proceeds Account (as defined in the Security Agreement) and are not required to be transferred to the General Funds Account, the collected funds on deposit in the Collateral Proceeds Account (the "Available Cash") shall be applied by the Administrative Agent for the benefit of the Lenders as follows:

                           (i)      first, as a payment of the outstanding
principal amount of the Swingline Loans, second, as a payment of accrued and unpaid interest on Swingline Loans, third, as a payment of the outstanding principal amount of the Revolving Loans, fourth, as a payment of accrued and unpaid interest on the Revolving Loans, and fifth, to the repayment of any other Obligations which are due and outstanding, and if after the foregoing applications, Available Cash remains available to be disbursed, the Administrative Agent shall deposit such remaining amount to the General Funds Account or transfer such funds as Borrower shall otherwise direct; or

                           (ii)     if an Event of Default exists and the
Collateral Agent has determined to exercise its remedies in the Collateral as a result thereof (other than the remedies provided for in Section 5.01 of the Security Agreement), the Available Cash shall be applied by the Collateral Agent for the benefit of the Secured Parties to the Obligations in accordance with
Section 2.17.

         Section 2.11.     Fees.

                  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Commitment Fee Rate on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the date which is three Business Days following the last day of each March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

                  (b) The Borrower agrees to pay: (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in all the Documentary Letters of Credit, during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure applicable to Documentary Letters of Credit, which fee shall accrue at a rate per annum equal to the Applicable Margin for LIBOR Borrowings minus 0.75% on the average daily amount of such Lender's LC Exposure attributable to Documentary Letters of Credit (excluding any portion thereof attributable to unreimbursed LC Disbursements); (ii) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in all the Letters of Credit (other than the Documentary Letters of Credit), during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, which fee shall accrue at the same rate per annum as the Applicable Margin with respect to LIBOR Borrowings on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements and Documentary Letters of Credit); and (iii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/4 of 1% per annum on the average daily aggregate face amount of all Letters of Credit during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of each month shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Absent manifest error in the calculation thereof, fees paid shall not be refundable under any circumstances.

         Section 2.12.     Interest.

                  (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin per annum.

                  (b) The Loans comprising each LIBOR Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin per annum.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBOR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         Section 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBOR Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR

Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

         Section 2.14.     Increased Costs.

                  (a)      If any Change in Law shall:

                           (i)      impose, modify or deem applicable any
reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

                           (ii)     impose on any Lender or any Issuing Bank or
the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or an Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or such Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

         Section 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of the operation of Section 2.18), (b) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto,
(c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(c) and is revoked in accordance therewith), or (d) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.08(d) or Section 2.18(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the LIBOR market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         Section 2.16.     Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and such Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Lender that is entitled to an exemption from or reduction of the deduction, withholding or payment of an Indemnified Tax or Other Tax under the law of the United States or the jurisdiction in which the Borrower is located (or any political subdivision thereof), or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

                  (f) If the Administrative Agent or a Lender determines in good faith, but in its sole discretion, that it has received a refund (or a reduction in Taxes attributable to foreign tax credits) in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or reduction in Taxes); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.16(f) shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         Section 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs; Distribution of Proceeds of Collateral.

                  (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 394 North Service Road, 3rd Floor, Melville, New York, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC

Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04, 2.05(d) or (e), 2.06(b), 2.17(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  (f) Proceeds from the sale of, or other realization upon, all or any part of the Collateral (including, without limitation, any amounts paid as adequate protection payments or any other distributions in any bankruptcy or insolvency proceeding made on or in respect of any Collateral) when an Event of Default exists and the Collateral Agent has determined to exercise remedies in the Collateral as a result thereof (other than the remedies provided for in Section 5.01 of the Security Agreement) shall, notwithstanding anything in any Loan Document to the contrary, first be applied as payment of the accrued and unpaid fees of the Administrative Agent and the Collateral Agent under the Loan Documents and then to all other unpaid or unreimbursed Obligations (including reasonable attorneys' fees and expenses) owing to either the Administrative Agent or the Collateral Agent in its capacity as such only and then any remaining amount of such proceeds together with any payments under any other Loan Documents shall be distributed:

                           (i)      first, to the Secured Parties, pro rata in
accordance with the respective unpaid amounts of all Obligations (other than the Obligations of the type described in clauses (c) and (d) of the definition thereof set forth in the Security Agreement), until all such Obligations have been paid and satisfied in full or cash collateralized;

                           (ii)     second, to the Secured Parties, pro rata in
accordance with the respective unpaid amounts of the Obligations of the type described in clause (d) of the definition thereof set forth in the Security Agreement (i.e., those arising in connection with the treasury, depositary and cash management services), until all such Obligations have been paid and satisfied in full or cash collateralized;

                           (iii)    third, to the Secured Parties, pro rata in
accordance with the respective unpaid amounts of the Obligations of the type described in clause (c) of the definition thereof set forth in the Security Agreement (i.e., those arising in connection with Hedging Agreements), until all such Obligations have been paid and satisfied in full or cash collateralized; and

                           (iv)     fourth, to the Secured Parties, pro rata in
accordance with the respective unpaid amounts of any remaining Obligations.

After all the Obligations (including without limitation, all contingent Obligations) have been paid and satisfied in full, all Commitments terminated and all other obligations of any Secured Party to any Loan Party otherwise satisfied, any proceeds of Collateral shall be delivered to the Person entitled thereto as directed by Borrower or as otherwise determined by applicable law or applicable court order. Portions of the proceeds of the Collateral distributed pursuant to the forgoing may thereafter be held by the Collateral Agent, the Administrative Agent or a Secured Party as collateral for contingent reimbursement Obligations relating to Letters of Credit or contingent settlement Obligations relating to Hedging Agreements. In the event that such contingent Obligations do not become liquidated and are no longer outstanding, the party holding the proceeds securing such Obligations agrees to return them to the Collateral Agent for distribution in accordance with this Section 2.17.

                  (g) Notwithstanding anything contained herein to the contrary, if the Collateral Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Collateral Agent to be distributed and shared pursuant to this Section 2.17 are in a form other than immediately available funds, the Collateral Agent shall not be required to remit any share thereof under the terms hereof and the Secured Parties shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined by this
Section 2.17. The Secured Parties shall receive the applicable portions (in accordance with the foregoing paragraph) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if and when received by the Collateral Agent in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Section 2.17 is held by the Collateral Agent pursuant to this paragraph, the Collateral Agent shall hold such Collateral or other property for the benefit of the Secured Parties and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

         Section 2.18.     Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III.

                         Representations and Warranties
                         ------------------------------

         The Borrower represents and warrants to the Lenders that:

         Section 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         Section 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         Section 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents, and (iii) routine corporate filings to maintain the good standing of the Borrower and its Subsidiaries, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment (other than the payments required to be made under the Loan Documents and the Original Credit Agreement) to be made by the Borrower or any of its Subsidiaries, provided that the representation in this clause (c) is subject to obtaining certain consents that are required under certain of such agreements or other instruments, which either have been obtained or the failure to obtain such consents would not reasonably be expected to have a Material Adverse Effect and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

         Section 3.04.     Financial Condition; No Material Adverse Change.

                  (a)      The Borrower has heretofore furnished to the Lenders:
(i) its consolidated balance sheet and statements of operations, stockholders' equity and cash flows as of and for the fiscal year ended on February 1, 2003, reported on by Deloitte & Touche LLP independent public accountants; and (ii) its unaudited consolidated balance sheet and statements of operations, stockholders' equity and cash flows as of and for the fiscal month ended on or about March 31, 2003 and the portion of the fiscal year then ended. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower as of such dates and for such periods in accordance with GAAP, subject, in the case of the fiscal month end statements, to normal year-end adjustments..

                  (b) The Borrower has heretofore furnished to the Lenders its pro forma consolidated and consolidating statements of operation, balance sheets and cash flow projections (including detailed capital expenditures) for the fiscal year ending on or approximately January 31, 2004, and on an annual basis for fiscal years 2004 through 2007. Such pro forma consolidated balance sheet: (i) has been prepared in good faith, (ii) is based upon assumptions believed by management of the Borrower to be reasonable at the time, it being recognized that actual results during the period or periods covered by such information may differ materially from the projected or estimated results set forth therein, and (iii) accurately reflects all adjustments necessary to give effect to the Transactions.

                  (c) Except: (i) as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and (ii) for the Disclosed Matters, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

                  (d) Since February 1, 2003, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

         Section 3.05.     Properties.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including the Collateral), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes free and clear of Liens other than Permitted Encumbrances and Liens permitted by
Section 6.02.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 3.06.     Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         Section 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         Section 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         Section 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all income tax returns and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or
(b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         Section 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $2,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 of the fair market value of the assets of all such underfunded Plans.

         Section 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder contained, as of the date that such Information Memorandum, report, financial statement, certificate or other information was so furnished, any material misstatement of fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information contained in the materials referred to above, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by management of the Borrower to be reasonable at the time, it being recognized that actual results during the period or periods covered by such information may differ from the projected or estimated results set forth therein.

         Section 3.12. Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those listed on Schedule 3.12 hereto. As of the Effective Date, Schedule 3.12 sets forth the jurisdiction of incorporation or organization of each such Subsidiary, the percentage of the Borrower's ownership of the outstanding Equity Interests of each Subsidiary directly owned by the Borrower, the percentage of each Subsidiary's ownership of the outstanding Equity Interests of each other Subsidiary and the authorized, issued and outstanding Equity Interests of each Subsidiary. All of the outstanding Equity Interests of each Subsidiary has been validly issued, are fully paid, and nonassessable. Except as permitted to be issued or created pursuant to the terms hereof or as reflected on Schedule 3.12, there are no outstanding subscriptions, options, warrants, calls, or rights (including preemptive rights) to acquire, and no outstanding securities or instruments convertible into any Equity Interests of any Subsidiary.

         Section 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

         Section 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. Except for any violations and failures to make payments that, in the aggregate, would not reasonably be expected to have a Material Adverse Effect (a) the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with the hours worked by or payments made to employees or any similar matters and (b) all payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

         Section 3.15. Solvency. As of the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

         Section 3.16.     Security Documents.

                  (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of each pledgor thereunder in such Collateral, in each case prior and superior in right to any other Person.

                  (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral, to the extent that a security interest can be perfected in such Collateral by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdiction, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 6.02.

                  (c) When the Security Agreement or evidence thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Intellectual Property (as defined in the Security Agreement) in which a security interest may be perfected by filing, recording or registering a security agreement, financing statement or analogous document in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, in each case prior and superior in right to any other Person other than Liens expressly permitted by Section 6.02 (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the Loan Parties after the date hereof).

         Section 3.17. Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

                                   ARTICLE IV.

                                   Conditions
                                   ----------

         Section 4.01. Effective Date. The effectiveness of this Agreement to amend and restate the Original Credit Agreement and the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of counsel substantially in the forms of Exhibit B-1, B-2, and B-3 (with the form of opinion attached as Exhibit B-3 being delivered for each Subsidiary) or in such other form as the Administrative Agent shall approve. The Borrower hereby requests such counsel to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received evidence that the assignments contemplated by that certain Master Assignment and Assumption Agreement dated as of April 25, 2003, among certain of the Lenders and certain of the lenders party to the Original Credit Agreement (as agreed to and acknowledged by the Borrower and the Administrative Agent) shall have been consummated.

                  (e) The Administrative Agent shall have received evidence of: (i) the termination of all Libor interest periods outstanding under the Original Credit Agreement; and (ii) the payment of all unpaid interest and fees accrued under the Original Credit Agreement to the Effective Date, together with all other fees, expenses and other charges outstanding thereunder including amounts due under Section 2.15 of the Original Credit Agreement as a result of the termination of the interest periods thereunder on the Effective Date.

                  (f) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02.

                  (g) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, all upfront fees the Borrower has agreed to pay to the Administrative Agent and the Lenders and, to the extent invoiced, all out-of-pocket expenses required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

                  (h) The Administrative Agent shall have received any promissory note requested by a Lender pursuant to Section 2.09(e) payable to the order of such requesting Lender and counterparts of the Security Agreement and the First Amendment to Pledge Agreement in the form attached hereto as Exhibit F, in each case, signed on behalf of the Borrower and the Subsidiary Loan Parties, together with the following:

                           (i)      all documents and instruments, including
Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement, including without limitation, the Trademark Security Agreement attached hereto as Exhibit G signed on behalf of Galyan's Nevada, Inc.; and

                           (ii)     a completed Perfection Certificate dated the
Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

                  (i) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect and evidence that it has been named loss payee on all casualty insurance policies covering Collateral and additional insured on all commercial liability policies.

                  (j) All consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Transactions shall have been obtained without the imposition of any burdensome conditions.

                  (k) The Administrative Agent shall have received a completed Borrowing Base Certificate dated as of March 31, 2003 and signed by a Financial Officer of the Borrower.

                  (l) The Administrative Agent shall have received the Borrower's audited consolidated financial statements for the fiscal year ended on February 1, 2003.

         The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of an Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on June 30, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         Section 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of any Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

                  (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

                  (c) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the total Revolving Exposures shall not exceed the lesser of the Borrowing Base or the Commitments then in effect.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

         Section 4.03. Effective Date Advances and Adjustments. On the Effective Date, the aggregate amount of the commitments under the Original Credit Agreement are being increased hereunder but not all Lenders are providing their Applicable Percentage (determined under the Original Credit Agreement) of the amount of the increase. As a result, the loans outstanding under the Original Credit Agreement which are continued hereunder will not be held pro rata by the Lenders in accordance with the Applicable Percentage determined hereunder. To remedy the forgoing, on the Effective Date and upon fulfillment of the conditions in Section 4.01, the Lenders shall make advances among themselves so that after giving effect thereto the Loans (which are not Swingline Loans) will be held by the Lenders, pro rata in accordance with the Applicable Percentage hereunder. The advances made on the Effective Date under this Section
4.03 by each Lender whose Applicable Percentage has increased (as compared to its "Applicable Percentage" under the Original Credit Agreement) shall be deemed to be a purchase of a corresponding amount of the Loans of the Lender or Lenders whose Applicable Percentage have decreased (as compared to the "Applicable Percentage" under the Original Credit Agreement). The advances made under this
Section 4.03 shall be ABR Loans made under each Lender's Commitment. All advances made under this Section 4.03 and to "Assignors" under the Master Assignment and Acceptance dated as of the date hereof on the Effective Date shall be made through the Administrative Agent.

                                   ARTICLE V.

                              Affirmative Covenants
                              ---------------------

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         Section 5.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent for distribution to each
Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited consolidated and, to the extent there are any Subsidiaries that are engaged in retail business, unaudited consolidating balance sheets and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the Borrower's consolidated and, to the extent there are any Subsidiaries that are engaged in retail business, consolidating balance sheet and related statements of operations, stockholders' equity and cash flows and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and, if applicable, consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) within 21 days after the end of each month (other than the last month) of each fiscal quarter of the Borrower, the Borrower's consolidated balance sheet and related statements of operations, stockholders' equity, and cash flows as of the end of and for such fiscal month and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.13, (iii) setting forth reasonably detailed calculations of the Borrower's Consolidated EBITDA for the four fiscal quarters then ended and, if required, demonstrating compliance with Section 6.12, (iv) setting forth reasonably detailed calculations demonstrating the calculation of the Applicable Margin and the Commitment Fee Rate for the upcoming fiscal quarter, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default arising as a result of the violation of Section 6.12 (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) within 15 days after the end of each month: (i) a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such month, signed on behalf of the Borrower by a Financial Officer; provided that:

                                    (A)      If at any time Availability is less
than or equal to $15,000,000, the Borrower shall furnish to the Administrative Agent a weekly computation of the Borrowing Base, in which case such completed and signed Borrowing Base Certificate shall be delivered within three Business Days after the end of each week certifying and calculating the Borrowing Base as of the last day of such week; provided that when the Borrower has notified the Administrative Agent that Availability has been equal to or more than $20,000,000 for 90 consecutive days, the Borrower shall not be subject to the requirements of this subclause (A) unless and until Availability is less than or equal to $15,000,000 on a subsequent occasion; and

                                    (B)      the Borrower may, at its option,
deliver a Borrowing Base Certificate at any time (but not more frequently than once in any week) in order to establish a new Borrowing Base;

(ii) a detailed report of Credit Card Receivables for the relevant period, (iii) a report showing all amounts payable by the Borrower and each Subsidiary Loan Party to the issuers or Payment Processors who are obligated in respect of the Credit Card Receivables included in the Borrowing Base, (iv) a sales and collections report, and (v) inventory stock reports and inventory designations, in each in form and substance reasonably acceptable to the Administrative Agent and certified on behalf of the Borrower by a Financial Officer;

                  (g) as soon as the same are available, but in no event more than 90 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow prepared by the Borrower on a monthly basis for the current fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                  (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

                  (j) at the same time as it delivers the financial statements required under the provisions of this Section 5.01(a), a copy of the "management letter" (if any) delivered to the Borrower by its independent certified public accountants in connection with the delivery of such financial statements.

         Section 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)      the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Subsidiaries in which the amount claimed is $2,500,000 or more and is not covered by insurance or in which injunctive or similar relief is sought that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         Section 5.03.     Information Regarding Collateral.

                  (a) The Borrower will furnish to the Administrative Agent thirty days prior written notice of any change: (a) in any Loan Party's corporate name, (b) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), other than changes in location of collateral that is in transit to an office or facility of which the Administrative Agent already has notice, (c) in any Loan Party's identity, jurisdiction of organization or corporate structure or (d) in any Loan Party's Federal Taxpayer Identification Number or state organizational number. The Borrower agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower: (i) setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement in such jurisdictions for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         Section 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         Section 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities and Leasehold Obligations, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

         Section 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         Section 5.07.     Insurance.

                  (a) The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (i) adequate insurance for its insurable properties, all to such extent and against such risks, including fire, casualty and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, (ii) such other insurance as is required pursuant to the terms of any Security Document and
(iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to this Section 5.07.

                  (b) Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in each case in favor of the Collateral Agent and providing for losses thereunder to be payable to the Collateral Agent or its designee, (ii) a provision to the effect that neither the Collateral Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

         Section 5.08.     Casualty and Condemnation.

                  (a) The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in Net Cash Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise) payable with respect to any Collateral, the Collateral Agent is authorized to collect such Net Cash Proceeds and, if received by the Borrower or any Subsidiary, such Net Cash Proceeds shall be treated as Daily Receipts (as defined in the Security Agreement) and paid over to the Collateral Agent as required by Section 5.01 of the Security Agreement; provided that notwithstanding anything in the Security Agreement to the contrary, (i) if the aggregate Net Cash Proceeds in respect of such event (other than proceeds of business income insurance) are less than $1,000,000, such Net Cash Proceeds shall be paid over to the Borrower unless an Event of Default has occurred and is continuing, and (ii) all proceeds of business income insurance (including any remaining business interruption insurance proceeds payable in connection with the casualty loss to the Borrower's Greenwood Indiana store) shall be paid over to the Borrower unless an Event of Default has occurred and is continuing.

         Section 5.09.     Books and Records; Inspection and Audit Rights.

                  (a) Books and Records; Inspection. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that the Borrower shall be given the opportunity to be present at any discussion with its independent accountants.

                  (b) Field Examinations. The Borrower will, and will cause each of its Subsidiaries to, permit the Administrative Agent or any representatives designated by the Administrative Agent

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

(including any consultants, accountants, lawyers and appraisers) to conduct two commercial field examinations of the assets included in the Borrowing Base prior to the first anniversary of the Effective Date and one such field examination in each twelve month period following the first anniversary of the Effective Date (each twelve month period following the Effective Date, herein a "Loan Year"). Notwithstanding the foregoing, during the time that an Event of Default arising as a result of the failure to comply with the obligations under Section 5.01(f), under clause (c) of Section 7.01 with respect to any Borrowing Base Certificate or any financial statement, or under clauses (a), (b), (d), (f) through (k), (m) or (o) of Section 7.01 (collectively, the "Significant Events of Defaults") exists, the Administrative Agent shall have the right to conduct at any time and from time to time, and the Borrower shall have the obligation to pay the reasonable fees and expenses relating to, any field examination that the Administrative Agent shall reasonably request. If the Borrower requests that any assets acquired in a Permitted Acquisition be included in the Borrowing Base, the Borrower shall have the obligation to pay the reasonable fees and expenses relating to any field examination required by the Administrative Agent relating to such assets.

                  (c) Appraisal. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers) to conduct appraisals of the Inventory and Mortgaged Property, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct such appraisals; provided that: (i) the Borrower shall only be required to pay such fees and expenses relating to the appraisal of Inventory conducted prior to the Effective Date and the fees and expenses relating to the appraisals of Inventory conducted once each Loan Year after the first Loan Year and (ii) the Borrower shall only be required to pay for the first appraisal of each parcel of Mortgaged Property required by Section 5.15(d) and one appraisal of such Mortgaged Property conducted in each twelve month period following the date such property became "Mortgaged Property". Notwithstanding the foregoing, (a) at any time that Availability is less than $20,000,000, the Borrower will be obligated to pay for one additional inventory appraisal during each Loan Year and (b) during the time that a Significant Event of Default exists, the Borrower shall pay the reasonable fees and expenses relating to any appraisal of the Inventory or the Mortgaged Property that the Administrative Agent shall reasonably request. If the Borrower requests that any assets acquired in a Permitted Acquisition be included in the Borrowing Base, the Borrower shall have the obligation to pay the reasonable fees and expenses relating to any appraisal of such assets required by the Administrative Agent. Subject to the terms of this Section 5.09(c), the Administrative Agent shall conduct such appraisals of the Inventory of the Loan Parties and Mortgaged Property as the Required Lenders may reasonable request.

         Section 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         Section 5.11. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used: (a) for the payment of fees and expenses incurred in connection with the Transactions and (b) for the other general corporate purposes, including capital expenditures, the payment of permitted Indebtedness when due and working capital. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes.

         Section 5.12. Additional Subsidiaries. If any Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) if such Subsidiary is organized under the laws of the United States of America or any jurisdiction therein, (i) the

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

Borrower will cause such Subsidiary to execute and deliver a Subsidiary Guarantee Agreement, (ii) such Subsidiary will execute and deliver a supplement to the Indemnity, Subrogation and Contribution Agreement to cause such Subsidiary to become a party thereto and (iii) the Borrower will cause such Subsidiary to become a party to each applicable Security Document in the manner provided therein, in each case within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interests or Indebtedness of such Subsidiary are owned by or on behalf of any Loan Party, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged pursuant to the Pledge Agreement within three Business Days after such Subsidiary is formed or acquired.

         Section 5.13. Further Assurances. The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which either the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

         Section 5.14. Leaseholds and other Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay all Leasehold Obligations and perform in all material respects all other obligations under all leases and other agreements pertaining to any premises where any Inventory which is included in the Borrowing Base is stored or located, keep such leases and agreements in full force and effect and not allow any termination or cancellation thereof. The Borrower will notify the Administrative Agent promptly in the event of any default or alleged default under any such lease or agreement and will exercise diligent efforts to cure any such default. The Borrower will, and will cause each Subsidiary to, comply with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such noncompliance which is not reasonably expected to have a Material Adverse Effect.

         Section 5.15.     Mortgaged Property.

                  (a) Mortgage of Mortgaged Property. Borrower shall have the option of granting a Mortgage on real property and improvements that it or any Loan Party owns in fee simple or that it or any Loan Party leases, so that such real property shall become "Mortgaged Property" for purposes of the Borrowing Base. The obligations of the Lenders to include a parcel of real property as "Mortgaged Property" under the Borrowing Base are subject to the condition precedent that the Administrative Agent shall have received all of the following, in form and substance reasonably satisfactory to the Administrative
Agent:

                           (i)      Mortgage and Related Documents. A Mortgage
executed by the Loan Party who owns the property with evidence of its recording in the applicable real property records and, if the Loan Party's interest in the real property is created pursuant to a lease, the following:

                                    (A)      A copy and, if available, a summary
of, the applicable lease agreement;

                                    (B)      Evidence that the lease agreement,
or a memorandum thereof, shall have been recorded in the applicable real property records; and

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

                                    (C)      A consent to the grant by the
applicable Loan Party of a Lien to the Collateral Agent in the Loan Party's interest in the related leasehold estate, such consent to contain the consents and non-disturbance provisions substantially similar to those set forth in
Schedule 5.15 or otherwise to be in form and substance reasonably satisfactory to the Collateral Agent and to be accompanied with evidence of its recording in the applicable real property records; and

                                    (D)      A landlord estoppel letter pursuant
to which the applicable landlord shall certify, represent or warrant as to the then current status of the lease (e.g. current status of the Loan Party's performance) and such other matters as the Collateral Agent may reasonably request, such estoppel letter to otherwise be in form and substance reasonably satisfactory to the Collateral Agent.

                           (ii)     Mortgage Policies. A lender's title
insurance policy issued by title insurers reasonably satisfactory to Administrative Agent (a "Mortgage Policy") in form and substance and in amounts reasonably satisfactory to the Administrative Agent assuring that the Mortgage which cover such property creates a valid and enforceable first priority mortgage lien on the property, free and clear of all defects and encumbrances except for minor defects in title that do not impair the value thereof and other defects and encumbrances approved by the Administrative Agent. The Mortgage Policy shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that the Administrative Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as the Administrative Agent may reasonably request.

                           (iii)    Surveys. A current survey, certified by a
licensed surveyor meeting ALTA requirements, in a form sufficient to allow the issuer of the Mortgage Policy to issue a lender's policy.

                           (iv)     Appraisals. A current appraisal of the
property which appraisal shall, if it is applicable to any leasehold property, appraise separately the market value of any improvements owned by a Loan Party and the market value attributable to the leasehold interest in the underlying land.

                           (v)      Environmental Reports. An environmental
report for the parcel, prepared by a third party environmental engineer acceptable to the Administrative Agent and such further analysis of the environmental condition of the property as the Administrative Agent may reasonably require.

                           (vi)     Flood Insurance. Flood insurance or evidence
that the parcel is not located in a Special Flood Hazard Area as designated by the National Flood Insurance Program.

If Agent at any time has reasonable basis to believe that there may be a material violation of any Environmental Laws by, or any material liability arising thereunder of, Borrower or any Subsidiary or related to any Mortgaged Property or real property adjacent to any Mortgaged Property, then Borrower agrees, upon the reasonable request of the Administrative Agent to either: (A) provide the Administrative Agent with such environmental reports and assessments, certificates, engineering studies or other written material or data as the Administrative Agent may reasonably require relating thereto or (B) request a release of the Collateral Agent's Lien in the Mortgage Property in question in accordance with Section 5.15(b) and otherwise comply with the requirements set forth in Section 5.15(b) in order to be entitled to such release. In the event that the Administrative Agent determines from the environmental reports or information delivered pursuant to this Section 5.15 or pursuant to any other information, that remedial action to correct an environmental condition is necessary with respect to any Mortgaged Property, Borrower shall take such action or other action as the Administrative Agent may reasonably require to cure, or protect against, any material violation or potential violation of any Environmental Laws or any material actual or potential environmental liability.

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

                  (b) Release of Mortgaged Property. The Administrative Agent and the Collateral Agent are authorized to release any Lien in any Mortgaged Property at any time and from time to time at the Borrower's request if, as of the date of the requested release: (i) no Default exists; (ii) the Borrower complies with its obligations under Section 2.10(b) simultaneously with each such release; and (iii) the Borrower provides the Administrative Agent with: (A) an updated pro forma Borrowing Base Certificate prepared within three days of the date of delivery and giving effect to such release and any payment required by Section 2.10(b) and (B) a certificate stating that no Default then exists.

                                   ARTICLE VI.

                               Negative Covenants
                               ------------------

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         Section 6.01.     Indebtedness; Certain Equity Securities.

                  (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                           (i)      Indebtedness created under the Loan
Documents;

                           (ii)     Indebtedness set forth in Schedule 6.01, and
any extensions, renewals or replacements of any such Indebtedness that do not increase the principal amount thereof (other than as a result of the financing of the transaction costs associated therewith);

                           (iii)    Indebtedness of the Borrower to any
Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to the Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

                           (iv)     Guarantees by the Borrower of Indebtedness
of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                           (v)      Guarantees by the Borrower to third party
agents given to facilitate the relocation of certain of the Borrower's employees; provided that the aggregate principal amount of all Guarantees permitted by this clause (v) shall not exceed $5,000,000 at any time outstanding unless the Administrative Agent consents to a greater amount;

                           (vi)     If no Event of Default exists or would
result therefrom, Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets (including the acquisition of store sites, distribution centers and the construction of stores and distribution centers), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness (including replacements pursuant to sale-leaseback transactions permitted by Section 6.11);

                           (vii)    Indebtedness of (A) any Person that becomes
a Subsidiary after the date hereof pursuant to a Permitted Acquisition to the extent that such Indebtedness exists at the time such

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

Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (B) the Borrower or a Subsidiary to the extent that such Indebtedness is assumed in connection with a Permitted Acquisition made by the Borrower or such Subsidiary and is not created in contemplation of such Permitted Acquisition and (C) the Borrower in respect of unsecured promissory notes issued as consideration for Permitted Acquisitions; provided that the aggregate principal amount of Indebtedness permitted by this clause (vii) shall be subject to the limitations set forth in clause (g) of Section 6.04;

                           (viii)   Indebtedness in respect of (A) performance
bonds, surety bonds or customs bonds, (B) bonds required to be posted in order to permit the Borrower and its Subsidiaries to sell firearms licenses or other licenses on behalf of any Governmental Authority and (C) insurance premium financing, in each case in the ordinary course of business;

                           (ix)     Indebtedness for borrowed money (including
Capital Lease Obligations) secured by Liens on real property and the improvements, fixtures and equipment located thereon permitted by Section 6.02(f); and

                           (x)      other unsecured Indebtedness in an aggregate
principal amount not exceeding $10,000,000 at any time outstanding.

                  (b) The Borrower will not, nor will it permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests (other than preferred stock or other preferred Equity Interests that are not subject to any mandatory redemption or repayment requirement (contingent or otherwise) prior to the date that is one year after the Maturity Date and are not convertible into Indebtedness) or be or become liable in respect of any obligation (contingent or otherwise) to purchase, redeem, retire, acquire or make any other cash payment in respect of any Equity Interests in the Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests, in each case which would occur during the period beginning on the Effective Date and ending on the date that is one year after the Maturity Date.

         Section 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a)      Liens created under the Loan Documents;

                  (b)      Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

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

                  (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by clause (vi) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
(D) such Liens do not apply to any other property or assets of the Borrower or any Subsidiary; and

                  (f) Liens on real property and the improvements, fixtures and equipment located thereon; provided that (A) such Liens secure Indebtedness permitted by clause (ix) of Section 6.01(a); (B) the Indebtedness secured thereby does not as of the date incurred exceed 100% of the appraised value of such property and (c) such Liens do not apply to any other property or assets of the Borrower or any Subsidiary.

         Section 6.03.     Fundamental Changes.

                  (a) The Borrower will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing: (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (iv) any Subsidiary may merge with another entity to implement a Permitted Acquisition; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by
Section 6.04.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

         Section 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a)      Permitted Investments;

                  (b) investments existing on the date hereof and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

                  (c) investments by the Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such Equity Interests held by a Loan Party shall be pledged pursuant to the applicable Security Document to the extent required hereby and (ii) the Borrower shall not have any Foreign Subsidiaries without the prior written consent of the Required Lenders and, if the Required Lenders permit any Foreign Subsidiaries, then the aggregate amount of investments by Loan

Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties shall be subject to limitations established by the Required Lenders;

                  (d) loans or advances made by the Borrower to any Subsidiary and made by any Subsidiary to the Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Pledge Agreement and (ii) the amount of all such loans and advances by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause
(c)(ii) above;

                  (e)      Guarantees constituting Indebtedness permitted by
Section 6.01; provided that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c)(ii) above;

                  (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (g)      Permitted Acquisitions; provided that:

                           (i)      The consideration for each Permitted
Acquisition shall consist solely of cash, shares of common stock of the Borrower, the assumption of Indebtedness of the acquired Person or encumbering the acquired assets (including the Indebtedness referred to in clause (vii) of Section 6.01(a)), or a combination thereof;

                           (ii)     The sum of (A) consolidated gross revenues
of the company to be acquired or that is attributable to the assets to be acquired, for the most recently completed 12 month period prior to the date of the proposed acquisition plus (B) consolidated gross revenues of all companies, or attributable to all assets, acquired in connection with Permitted Acquisitions consummated in the same fiscal year shall not exceed, on a cumulative basis for such fiscal year, an amount equal to 33% of the gross consolidated revenues of the Borrower (determined in accordance with GAAP) for the prior fiscal year; and

                           (iii)    If the sum of the principal amount of all
Indebtedness assumed or otherwise resulting from any single Permitted Acquisition (including any Indebtedness referred to in clause (vii) of Section 6.01(a)) plus the cash consideration paid in connection with such Permitted Acquisition equals or exceeds $10,000,000, then as of the date no sooner than 10 days prior to the consummation of the acquisition, the Availability Test must be satisfied;

                  (h) loans or advances to employees in the ordinary course of business; provided that the aggregate principal amount of all such loans and advances permitted by this clause (h) shall not exceed $2,500,000 at any time outstanding;

                  (i) in addition to the loans and advances permitted under clause (h) above, loans or advances to management of the Borrower and Outside Directors the proceeds of which are applied to purchase Equity Interests of the Borrower from the Borrower, provided that the aggregate principal amount of all loans and advances pursuant to this paragraph (i) shall not exceed $5,000,000 at any time outstanding;

                  (j) extensions of trade credit in the ordinary course of business; and

                  (k) in addition to other investments permitted by this Section, investments in an aggregate amount not exceeding $15,000,000 during the entire term of this Agreement; provided that the

Availability Test must be satisfied as of the date no sooner than 10 days prior to the date that any investment is to be made under the permissions of this clause (k) if the amount to be paid in connection with such proposed investment and (i) the amount to be paid in connection with any related series of investments exceeds $500,000 or (ii) the amount to be paid in connection with all other investments previously made under the provisions of this clause (k) exceeds $10,000,000.

         Section 6.05. Asset Sales. The Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interests in such Subsidiary, except:

                  (a) sales of inventory, used, obsolete or surplus equipment and Permitted Investments in the ordinary course of business;

                  (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.08;

                  (c) sales, transfers and dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause
(c) shall not exceed $3,000,000 during any fiscal year of the Borrower; provided, further upon prior written consent of the Administrative Agent the Borrower may sell, transfer or dispose of a greater dollar amount of assets that do not constitute Collateral;

                  (d) sales of fixed or capital assets made pursuant to sale and lease-back transactions permitted under Section 6.11;

                  (e) sales, transfers and dispositions of the real property on which any of the Borrower's retail stores are located with or without the equipment, fixtures and inventory located thereon (collectively a "store"); provided that no more than 2 stores may be disposed of under the permissions of this clause (e) in any fiscal year, the Borrower shall comply with any obligation under Section 2.10(b) simultaneously with any such disposition and, as of the date of the disposition, no Event of Default has occurred and is continuing or would result therefrom;

                  (f) leases and licenses (and subleases and sublicenses) of real or personal property in the ordinary course of business;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value and solely for cash consideration; and provided further that inventory may be disposed of for promotional or marketing purposes or pursuant to similar non-cash barter arrangements in the ordinary course of business if the aggregate amount thereof so disposed of in a fiscal year does not exceed an amount equal to 1% of the book value of the inventory of the Borrower as of the end of the prior fiscal year, as such book value is reflected in the financial statements delivered under Section 5.01(a).

         Section 6.06. Hedging Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

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

         Section 6.07.     Restricted Payments; Certain Payments of
Indebtedness.

                  (a) The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment which would occur during the period beginning on the Effective Date and ending on the date that is one year after the Maturity Date, except:

                           (i)      the Borrower may declare and pay dividends
with respect to its capital stock payable solely in additional shares of its common stock;

                           (ii)     the Borrower may make Restricted Payments to
cancel, redeem, acquire or repurchase shares of common stock of the Borrower held by, or stock options granted to, directors and employees of the Borrower in the event of death, disability, termination of employment or retirement of any such director or employee; provided that the aggregate amount of such Restricted Payments shall not exceed $2,500,000 in any fiscal year;

                           (iii)    the Borrower may make Restricted Payments to
cancel, redeem, acquire or repurchase shares of common stock of the Borrower, in addition to those permitted by clause (ii) above; provided that: (A) the aggregate amount of such Restricted Payments shall not exceed $10,000,000 in any two fiscal year period; and (B) as of the date no sooner than 10 days prior to the payment of each such Restricted Payment, the Availability Test must be satisfied; and

                           (iv)     Subsidiaries may make Restricted Payments to
the Borrower and to wholly owned Subsidiaries of the Borrower and may declare and pay dividends ratably with respect to their capital stock.

                  (b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                           (i)      payment of Indebtedness created under the
Loan Documents;

                           (ii)     payment of regularly scheduled interest and
principal payments as and when due in respect of any Indebtedness;

                           (iii)    refinancing of Indebtedness to the extent
permitted by Section 6.01;

                           (iv)     payment of secured Indebtedness that becomes
due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

                           (v)      payment on other Indebtedness if as of the
date no sooner than 10 days prior to the payment thereof, the Availability Test is satisfied.

         Section 6.08. Transactions with Affiliates. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries that are Subsidiary Loan Parties which do not involve any other Affiliate, (c) any Restricted Payment permitted

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

by Section 6.07 and any issuance by the Borrower of shares of its capital stock, or warrants or options to purchase shares of its capital stock, that is not otherwise prohibited by this Agreement and (d) payments made under and in accordance with agreements specified in Schedule 6.08 (without giving effect to any amendment or modification thereof that has not been approved by the Required Lenders).

         Section 6.09. Restrictive Agreements. The Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon: (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases or other contracts restricting the assignment thereof, and (vi) clause (a) of the foregoing shall not apply to provisions in leases of real property restricting the mortgage thereof.

         Section 6.10. Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary to, amend, modify or waive any of its rights under (a) any agreement specified in Schedule 6.08 or (b) its certificate of incorporation, by-laws or other organizational documents, except amendments and modification to agreements and documents referred to in clause (a) or (b) shall be permitted to the extent that the cumulative effect of all such amendments and modifications do not adversely affect the interests of the Lenders in any material respect (as determined by the Administrative Agent in its reasonable discretion).

         Section 6.11. Sale and Lease-Back Transactions. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, unless in connection with any such sale and leaseback, the cash consideration therefor is at least sufficient to prepay, and is applied to prepay, all Indebtedness (excluding any of the Loans), if any, incurred to finance the acquisition, construction or improvement of such property subject to the sale and leaseback transaction.

         Section 6.12. Consolidated EBITDA. As of the end of each Compliance Quarter, the Borrower will not permit Consolidated EBITDA, calculated for such fiscal quarter end and for the four fiscal quarters then ended, to be less than an amount equal to: (i) as of the end of the first fiscal quarter in the Borrower's fiscal year beginning in 2003 (the "2003 Fiscal Year"), $43,500,000;
(ii) as of the end of the second fiscal quarter in the 2003 Fiscal Year, $45,000,000; and (iii) as of the end of the third fiscal quarter in the 2003 Fiscal Year, $46,500,000; (iv) as of the end of the fourth fiscal quarter in the 2003 Fiscal Year, $53,000,000; and (v) as of each fiscal quarter end thereafter, the product of $1,380,000 multiplied by the Average Number of Stores as calculated as of such fiscal quarter end. The term "Compliance Quarter" means as of any date when Availability has been less than $35,000,000 for a period of at least 5 consecutive Business Days (the "Start Date"), the immediately preceding fiscal quarter for which financial statements have been delivered under Section 5.01(a) or (b) and each fiscal quarter

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

thereafter, in each case unless and until the Borrower has notified the Administrative Agent that Availability has been equal to or more than $35,000,000 for 30 consecutive days since the Start Date. More than one Start Date may occur under this Section 6.12.

         Section 6.13. Minimum Availability. The Borrower will at no time permit Availability to be less than $10,000,000.

         Section 6.14. Change in Fiscal Year. Borrower will not change the manner in which either the last day of its fiscal year or the last days of the first three fiscal quarters of its fiscal year is calculated.

                                  ARTICLE VII.

                                Events of Default
                                -----------------

         Section 7.01. Events of Default and Remedies. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
(a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) any representation, warranty or certification made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall: (i) fail to observe or perform any covenant, condition or agreement contained in Section 5.01(f) and such failure shall continue unremedied for a period of 5 Business Days after notice from the Administrative Agent to the Borrower; (ii) fail to maintain the insurance required by Section 5.07 with respect to any material portion of the Collateral; (iii) fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 (with respect to the existence of the Borrower), 5.09 or 5.11 or in Article VI, or (iv) fail to observe or perform any covenant, condition or agreement contained in Section 4.04 or Article V of the Security Agreement;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice may be given by the Administrative Agent at any time it has knowledge of any such failure and will be given by the Administrative Agent at the request of any Lender);

                  (f) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, within 5 days of the date when the same shall become due and payable;

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

                  (g) any event or condition occurs that: (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to: (A) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness nor (B) any event or condition that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity if the holders of such Material Indebtedness have waived such event or condition and their right to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, either (A) there shall be a period of 60 days during which such proceeding or petition shall not be dismissed, vacated or stayed pending appeal or (B) an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount (excluding amounts covered by insurance from financially sound insurance companies that have acknowledged liability in respect thereof) in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and either (i) there shall be a period of 45 consecutive days during which the same shall not be discharged, vacated or stayed pending appeal or (ii) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $7,500,000 for all periods;

                  (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any portion of the Collateral with an aggregate value in excess of $5,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a

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

transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Pledge Agreement; or

                  (n)      a Change in Control shall occur; or

                  (o) any Security Document which encumbers property with a value in excess of $5,000,000 shall for any reason cease to be in full force and effect and valid, binding and enforceable in accordance with its terms after its date of execution, or the Borrower or any Subsidiary shall so state in writing; or

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without notice of intent to accelerate, notice of acceleration, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition to the other rights and remedies that the Lenders may have upon the occurrence of an Event of Default, the Required Lenders may direct the Administrative Agent to exercise the rights and remedies available to the Collateral Agent or the Administrative Agent under the Security Documents.

         Section 7.02. Performance by the Agent. If any Loan Party shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Administrative Agent may, at the direction of Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the applicable Loan Party. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent or the Lenders in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the applicable default rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of any Loan Party under any Loan Document. The Collateral Agent may be obligated to pay certain amounts to the financial institutions party to the cash management and control agreements executed pursuant to the Security Agreement from time to time, including without limitations, fees owed to such financial institutions arising from their lock box and other deposit account services and amounts sufficient to reimburse such financial institutions for the amount of any item deposited in the related account which is returned unpaid. In the event either the Administrative Agent or Collateral Agent is required to pay any such amounts, the applicable agent shall notify Borrower and Borrower shall promptly pay any amount so expended by the applicable agent to the applicable agent together with interest at the applicable default rate from and including the date of such expenditure to but excluding the date that such expenditure is paid in full. Amounts due and unpaid under this Section 7.2 may be funded as Swingline Loans or Revolving Loans pursuant to the terms of Section 2.03(b).

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

         Section 7.03. Continuance of Default. For purposes of all Loan Documents, any Default that is capable of being remedied shall be deemed to have continued and exist until the Administrative Agent shall have actually received evidence which it in good faith deems satisfactory that such Default shall have been remedied.

                                  ARTICLE VIII.

                            The Administrative Agent
                            ------------------------

         Each of the Lenders and an Issuing Bank hereby irrevocably appoints the JPMorgan Chase Bank as its agent (and confirms and continues such appointment under the Original Credit Agreement) and authorizes JPMorgan Chase Bank to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the forgoing, the Collateral Agent is authorized by the Lenders to release the Liens created by the Prior Security Agreement (as that term is defined in the Security Agreement) in the Equipment and Fixtures (as those terms are defined in the Security Agreement) as contemplated by Section 7.17 of the Security Agreement.

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing

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

believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, in consultation with the Borrower and on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

         Congress Financial Corporation (Central) has been designated as co-lead arranger, Congress Financial Corporation (Central) and Fleet Retail Finance Inc. have been designated as "co-syndication agent", Foothill Capital Corporation and National City Commercial Finance, Inc. have been designated as "co-documentation agent", and Bank of America, N.A., The CIT Group/Business Credit, Inc., and LaSalle Business Credit have been designated as "co-agents" hereunder in recognition of the level of each of their respective Commitments. None of the parties listed in the foregoing sentence is an agent for the Lenders and no such Lender shall have any obligation hereunder other than those existing in its capacity as a Lender. Without limiting the foregoing, no such Lender shall have or be deemed to have any fiduciary relationship with or duty to any Lender.

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

         No Secured Party (other than the Lenders and the Issuing Bank) shall have any right to give any direction to either the Administrative Agent or the Collateral Agent in the exercise of such agent's rights and obligations under the Loan Documents nor does any such Secured Party have any right to consent to, or vote on, any matter hereunder or under the other Loan Documents. Neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities to any Secured Party except those expressly set forth in the Loan Documents.

         Neither the Issuing Bank, the Swingline Lender nor any of their respective Related Parties shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with any Loan Document except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, neither the Issuing Bank nor the Swingline Lender: (i) shall have any duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of any Loan Document be a trustee or fiduciary for any Secured Party, (ii) shall be responsible to any Secured Party for any recitals, statements, representations, or warranties contained in any Loan Document, or any certificate or other documentation referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of any Loan Document or any other documentation referred to or provided for therein or for any failure by any Person to perform any of its obligations thereunder, (iii) may consult with legal counsel (including counsel for any Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts, and (iv) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by any Loan Document, the Issuing Bank and the Swingline Lender shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties; provided, however, that neither the Issuing Bank nor the Swingline Lender shall be required to take any action which exposes it to personal liability or which is contrary to any Loan Document or applicable law.

         The provisions of this Article applicable to the Administrative Agent also shall apply to the Collateral Agent, mutatis mutandis.

         The Collateral Agent hereby appoints each of the other Lenders to serve as bailee to perfect the Collateral Agent's Liens in any Collateral in the possession of any such other Lender. Each Lender possessing any Collateral agrees to so act as bailee for the Collateral Agent in accordance with the terms and provisions hereof. In furtherance of the forgoing, each Lender acknowledges that the Borrower and certain of the Subsidiary Loan Parties may maintain deposit accounts at one or more of the Lenders which are not covered by the terms of the Cash Concentration Letter Agreement or one of the Collection Deposit Letter Agreements (all such accounts not so covered, the "Loan Party Accounts"). Each Lender agrees to hold its Loan Party Accounts as bailee for the Collateral Agent to perfect the Collateral Agent's Liens in the proceeds of Collateral held therein. Prior to the receipt by a Lender of a written notice of an Event of Default from the Collateral Agent, the Borrower and the Subsidiary Loan Party are entitled to make withdrawals from the Loan Party Accounts and make deposits into all the Loan Party Accounts. When a Lender has received a written notice of an Event of Default from the Collateral Agent, (a) the Collateral Agent shall be the only party entitled to make withdrawals from or otherwise give any direction with respect to the Loan Party Accounts, and (b) each Lender shall transfer, in immediately available funds by wire transfer to the Collateral Agent, the amount of the collected funds credited to the Loan Party Accounts it holds and deliver to the Collateral Agent all moneys or instruments relating thereto or held therein and any other Collateral at any time the Collateral Agent demands payment or delivery thereof by such written notice to such Lender. The Borrower and each Subsidiary Loan Party agrees that each

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

Lender is authorized to immediately deliver all the Collateral to the Collateral Agent upon the Lender's receipt of such notice from the Collateral Agent. No Lender (other than the Collateral Agent acting for the benefit of the Lenders) shall exercise any right of set-off or banker's lien against any Loan Party Account for any obligations other than the Obligations; provided that a Lender shall be entitled to charge, or set-off against a Loan Party Account and retain for its own account, any customary fees, costs, charges and expenses owed to it in connection with the opening, operating and maintaining such Loan Party Account and for the amount of any item credited to such Loan Party Account that is subsequently returned for any reason.

         No Lender who is also engaged by a Loan Party to process the payments relating to credit cards shall exercise any right of set-off or banker's lien against any Collateral for any obligations other than the Obligations and the obligations under the applicable agreements relating to the Merchant Account (as herein defined); provided that such Lender shall be entitled to charge, or set-off against Collateral and retain for its own account, any customary fees, costs, charges and expenses owed to it under the terms of the agreements relating to the Merchant Account or arising in connection with the opening, operating and maintaining such Merchant Account. For purposes of this Article VIII, a "Merchant Account" means any account, agreement or arrangement between a Loan Party and another Person pursuant to which such other Person gives or makes available credit to such Loan Party in respect of credit card transactions generated by such Loan Party or has agreed to process the payment of Credit Card Receivables of such Loan Party. The restrictions on a Lender's set-off rights as set forth in this Article VIII shall continue after such institution is no longer a Lender hereunder. Each Lender hereby consents to the Borrower assigning its rights under any agreement relating to a Merchant Account to which such Lender is a party to the Collateral Agent. Furthermore, the Borrower and each such Lender agree not to amend any such agreements in a manner that would adversely affect the Collateral Agent's rights thereunder. This paragraph in no way modifies the Loan Parties' obligation to execute and maintain Collection Deposit Letter Agreements in accordance with Section 5.01 of the Security Agreement.

                                   ARTICLE IX.

                                  Miscellaneous
                                  -------------

         Section 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at 2437 East Main Street, Plainfield, Indiana 46168, Attention of Executive Vice President and General Counsel (Telecopy No. (317) 532-0269); with a copy to O'Melveny & Myers LLP, 30 Rockefeller Plaza, New York, New York 10112 (Telecopy No. (212) 408-2420) Attention of Nadia Burgard, Esq.;

                  (b) if to the Administrative Agent, the Swingline Lender or to Chase Bank, as a Lender, or an Issuing Bank, 2200 Ross Avenue, 4th Floor, Dallas, Texas 75201, Attention of Courtney Jeans, Telecopy No. (214) 965-4731, with a copy to JPMorgan Chase Bank, 394 North Service Road, 3rd Floor, Melville, NY 11747-3142; Attention: Diana Butler, Telecopy No. (613) 755-8452;

                  (c) if to a Lender or any other Issuing Bank, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered to Administrative Agent by such Lender in connection with the Original Credit Agreement or in connection with the Assignment and Assumption pursuant to which such Lender became a party hereto.

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Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         Section 9.02.     Waivers; Amendments; Permitted Release of Liens.

                  (a) No failure or delay by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except
(x) pursuant to an Increased Commitment Supplement executed in accordance with
Section 2.08(e) which only needs to be signed by the Borrower, the Administrative Agent and the Lenders increasing or providing new Commitments thereunder if the Increased Commitment Supplement does not increase the aggregate amount of the Commitments to an amount in excess of $300,000,000 and
(y) in the case of this Agreement and any circumstance other than as described in clause (x), pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent, as applicable, and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definitions of "Required Lenders" or "Supermajority Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Subsidiary Loan Party from its Guarantee under the Subsidiary Guarantee Agreement (except as

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expressly provided in the applicable Subsidiary Guarantee Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents (other than in connection with any disposition expressly permitted hereby, including, any release of any parcel of the Mortgaged Property in accordance with Section 5.15(b)), without the written consent of each Lender, (viii) change any of the provisions of the definitions of "Borrowing Base", "Eligible Inventory" or "Eligible Credit Card Receivable" in a manner that adversely affects the interests of the Lenders without the written consent of the Supermajority Lenders or (ix) amend or waive compliance with the requirements of Section 6.13 (i.e., the Minimum Availability covenant), without the written consent of the Supermajority Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender, as the case may be. The Administrative Agent and the Collateral Agent are irrevocably authorized by the Lenders, without the further consent or agreement of any Secured Party, to release Collateral from the Liens of the Security Documents: (A) if such release is in connection with any disposition expressly permitted hereby, including, any release of any parcel of the Mortgaged Property in accordance with Section 5.15(b) and (B) upon termination of the Commitments, collateralization of all outstanding Letters of Credit and payment and satisfaction of all other non-contingent Obligations under the Loan Documents.

                  (c) If, in connection with any proposed amendment, modification, termination or waiver of or to any of the provisions of this Agreement or the other Loan Documents contemplated by the first proviso to
Section 9.02(b) the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right to either (i) replace any such non-consenting Lender or Lenders with one or more replacement Lenders in the same manner as provided in Section 2.18(b) so long as at the time of such replacement, each such replacement Lender consents to the proposed amendment, modification, termination or waiver, or (ii) terminate any such non-consenting Lender's Commitment and repay in full its outstanding Loans in accordance with Sections 2.08(d) and 2.10(d); provided that unless the Commitments that are terminated and the Loans that are repaid pursuant to the preceding clause (ii) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (ii), each Lender (other than the terminated Lender or Lenders) must consent to such termination.

         Section 9.03.     Expenses; Indemnity; Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by JPMorgan Chase Bank and its respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; (iii) subject to the provisions of Section 5.09, all reasonable out-of-pocket expenses incurred by JPMorgan Chase Bank and its respective Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Collateral Agent, in connection with any filing, registration, recording or perfection of any security interest or other Lien contemplated by any Loan Document, or any audit, appraisal, inspection, environmental assessment, survey or title insurance policy relating to any Collateral and (iv) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel for

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

the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor and may be funded as Swingline Loans or Revolving Loans in accordance with Section 2.03(b).

         Section 9.04.     Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each

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

Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b)      (i)      Subject to the conditions set forth in
clause (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                                    (A)      the Borrower, provided that no
consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, to any other assignee; and

                                    (B)      the Administrative Agent, provided
that no consent of the Administrative Agent shall be required for an assignment of any Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment.

                           (ii)     Assignments shall be subject to the
following additional conditions:

                                    (A)      except in the case of an assignment
to a Lender or an Affiliate of a Lender, an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

                                    (B)      each partial assignment shall be
made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement;

                                    (C)      the parties to each assignment
shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

                                    (D)      the assignee, if it shall not be a
Lender, shall deliver to the Administrative Agent an Administrative
Questionnaire.

         For the purposes of this Section 9.04(b), the term "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by
(a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                           (iii)    Subject to acceptance and recording thereof
pursuant to clause (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender

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thereunder shall, to the extent of the interest assigned by such Assignment and
Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

                           (iv)     The Administrative Agent, acting for this
purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                           (v)      Upon its receipt of a duly completed
Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c)      (i)      Any Lender may, without the consent of the
Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clauses (i), (ii), (iii), (vi) or (vii) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

                           (ii)     A Participant shall not be entitled to
receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold

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

to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         Section 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         Section 9.06. Counterparts; Integration; Effectiveness; Amendment and Restatement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent embody the final, entire agreement among the parties relating to the subject matter hereof and supersede any and all previous commitments, agreements, representations and understandings, whether oral or written, relating to the subject matter hereof (including the Original Credit Agreement) and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no unwritten oral agreements among the parties hereto. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and the Borrower and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement amends and restates in its entirety the Original Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the commitments under, the Liens created under or the indebtedness outstanding in connection with the Original Credit Agreement and the other Loan Documents nor does it constitute a novation with respect to such commitment, Liens or such indebtedness. The Borrower, the Administrative Agent and the Lenders ratify and confirm each of the Loan Documents entered into prior to the Effective Date (but excluding the Original Credit Agreement) and agree that such Loan Documents continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Borrower and each Subsidiary represents and warrants that as of the Effective Date there are no claims or offsets against or defenses or counterclaims to its obligations under the Original Credit Agreement or any of the other Loan Documents. To induce the Lenders and the Administrative Agent to enter into this

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Agreement, the Borrower and each Subsidiary waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising prior to the Effective Date and relating to the Loan Documents or the transactions contemplated hereby or thereby. Without limiting the generality of the foregoing and notwithstanding any Loan Document to the contrary, the Borrower, the Subsidiaries, the Administrative Agent and the Lenders agree and acknowledge that:

                                    (A)      the term "Credit Agreement" as used
in each Loan Document means this Agreement;

                                    (B)      the term "Obligations" as used in
the Security Agreement, Subsidiary Guarantee Agreement and Pledge Agreement includes all of the obligations, indebtedness and liability of the Borrower to the Administrative Agent, any Issuing Bank and the Lenders, or any of them, arising pursuant to this Agreement; and

                                    (C)      any reference to The Chase
Manhattan Bank in any Loan Document executed prior to the Effective Date shall mean a reference to JPMorgan Chase Bank (formerly The Chase Manhattan Bank).

         Section 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         Section 9.08. Right of Setoff. Subject to the terms of any Cash Concentration Letter Agreement or Collection Deposit Letter Agreement executed pursuant to the terms of the Security Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         Section 9.09.     Governing Law; Jurisdiction; Consent to Service of
Process.

                  (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to the conflicts of law provisions thereof other than Section 5-1401 of New York's General Obligations Law).

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the

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Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may
otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         Section 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         Section 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         Section 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below) in accordance with their customary procedures, except that Information may be disclosed: (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section or becomes available to the Administrative Agent, an Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower or any of its Affiliates; provided such source is not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Borrower, or (i) to any direct or indirect contractual counterparty with a Lender or its Affiliates in a swap agreement or such counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.12); provided that,

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

unless specifically prohibited by applicable law or court order, each Lender shall notify the Borrower of any request by any regulatory authority or representative thereof or pursuant to legal process (other than any such request in connection with any examination of the financial condition of such Lender by such regulatory authority) for disclosure of any such nonpublic information prior to disclosure of such information. For the purposes of this Section, "Information" means all information received from the Borrower or any of its Affiliates relating to the Borrower or any of its Subsidiaries or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower or any of its Affiliates; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything in that commitment letter dated March 27, 2003 between JPMorgan Chase Bank and the Borrower to the contrary, the parties hereto may disclose to any Person, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Transactions and all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Transactions.

         Section 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         Section 9.14. No Fiduciary Relationship. The relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with any Loan Party, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Loan Parties on the one hand and the Administrative Agent and each Lender on the other to be other than that of debtor and creditor.

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

         Section 9.15. Construction. The Borrower, each other Loan Party (by its execution of the Loan Documents to which its is a party), the Administrative Agent and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be construed as if jointly drafted by the parties thereto.

         Section 9.16. Independence of Covenants. All covenants under the Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    Borrower:
                                    --------

                                    GALYAN'S TRADING COMPANY, INC.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    Administrative Agent:
                                    --------------------

                                    JPMORGAN CHASE BANK (formerly The Chase
                                    Manhattan Bank), as Administrative Agent,
                                    Collateral Agent, Swingline Lender, Issuing
                                    Bank, and a Lender


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    Lenders:
                                    -------

                                    CONGRESS FINANCIAL CORPORATION
                                    (CENTRAL)


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


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

                                    FOOTHILL CAPITAL CORPORATION


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    NATIONAL CITY COMMERCIAL FINANCE, INC.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    FLEET RETAIL FINANCE INC.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    BANK OF AMERICA, N.A.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    THE CIT GROUP/BUSINESS CREDIT, INC.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    LASALLE BUSINESS CREDIT


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


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

                                    ORIX FINANCIAL SERVICES, INC.
                                    f/k/a ORIX BUSINESS CREDIT, INC.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    TRANSAMERICA BUSINESS CAPITAL
                                    CORPORATION


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    FIFTH THIRD BANK


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


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

           Consent of Subsidiaries and Reaffirmation of Loan Documents
           -----------------------------------------------------------

         Each of the undersigned Subsidiaries hereby: (a) agrees that the Subsidiary Guarantee Agreement to which it is a party is and shall remain in full force and effect; (b) agrees that the Pledge Agreement is and shall remain in full force and effect; (c) ratifies and confirms all terms and provisions of the Subsidiary Guarantee Agreement and Pledge Agreement and agrees that each such Loan Document continues to be its legal, valid and binding obligation enforceable in accordance with its respective terms, (d) acknowledges its consent and agreement to this Agreement (including without limitation, the provisions of Section 9.06 hereof) and agrees to be bound thereby, (e) acknowledges and agrees that all Loans and Letters of Credit issued under this Agreement constitute "Obligations" under the Subsidiary Guarantee Agreement, the Security Agreement, and the Pledge Agreement and (f) agrees that all liens, security interests and other encumbrances granted under any Security Document in favor of the Administrative Agent or the Collateral Agent secure the credit extended under this Agreement.

                                    GALYAN'S NEVADA, INC.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


                                    GALYAN'S OF VIRGINIA, INC.


                                    By: ________________________________________
                                        Name:  _________________________________
                                        Title: _________________________________


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